EXHIBIT 99.2

AGREEMENT AND PLAN OF REORGANIZATION

     by and among Umpqua Holdings Corporation,
Umpqua Bank,
Western Sierra Bancorp,
Auburn Community Bank,
Central California Bank,
Lake Community Bank, and
Western Sierra National Bank

February 7, 2006

TABLE OF CONTENTS

1.	Definitions		2

2.	Mergers		6
	2.1	Transactions Pursuant to the Holding Company Plan of Merger	6
	2.2	Transactions Pursuant to the Bank Plans of Merger	7
	2.3	Exchange Procedures	7
	2.4	Dissenters' Shares	8
	2.5	Anti-Dilution Provision	9
	2.6	Reservation of Right to Revise Transaction	9
3.	Directors		9
	3.1	Election of Director	9
	3.2	California Divisional Boards	9
4.	Representations and Warranties of WSB		9
	4.1	Organization, Existence, and Authority	9
	4.2	Authorized and Outstanding Stock, Options, and Other Rights	10
	4.3	Public Reports; Sarbanes-Oxley Compliance	10
	4.4	Articles of Incorporation, Bylaws, Minutes	11
	4.5	No Holding Company, Joint Venture, or Other Subsidiaries	12
	4.6	Shareholder Reports	12
	4.7	Books and Records	12
	4.8	Legal Proceedings	12
	4.9	Compliance with Laws and Regulations	12
	4.10	Commitments	13
	4.11	Hazardous Materials	13
	4.12	Contingent and Other Liabilities	14
	4.13	No Material Adverse Effects	14
	4.14	Regulatory Approvals Required	14
	4.15	Corporate and Shareholder Approval of Agreement, Binding Obligations	15
	4.16	No Defaults from Transaction	15
	4.17	Tax Returns	15
	4.18	Real Property, Leased Personal Property	16
	4.19	Insurance	16
	4.20	Intellectual Property	16
	4.21	Contracts and Agreements	17
	4.22	Employee Benefits	17
	4.23	Employment Disputes	19
	4.24	Reserve for Loan Losses	19
	4.25	Repurchase Agreement	19
	4.26	Shareholder List	19
	4.27	Interests of Directors and Others	19
	4.28	WSB Disclosure Schedule to this Agreement	20

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	4.29	Brokers and Finders	20
	4.30	Bank Secrecy Act; Patriot Act; Transactions with Affiliates	20
5.	Representations and Warranties of Umpqua		20
	5.1	Organization, Existence, and Authority	20
	5.2	Authorized and Outstanding Stock, Options, and Other Rights	20
	5.3	Public Reports; Sarbanes-Oxley Compliance	21
	5.4	Articles of Incorporation, Bylaws, Minutes	22
	5.5	Shareholder Reports	22
	5.6	Books and Records	22
	5.7	Legal Proceedings	22
	5.8	Compliance with Laws and Regulations	23
	5.9	Hazardous Materials	24
	5.10	Contingent and Other Liabilities	24
	5.11	No Material Adverse Effects	24
	5.12	Regulatory Approvals Required	24
	5.13	Corporate and Shareholder Approval of Agreement, Binding Obligations	25
	5.14	No Defaults from Transaction	25
	5.15	Tax Returns	26
	5.16	Insurance	26
	5.17	Contracts and Agreements	26
	5.18	Reserve for Loan Losses	26
	5.19	Repurchase Agreement	26
	5.20	Interests of Directors and Others	27
	5.21	Umpqua Disclosure Schedule to this Agreement	27
	5.22	Bank Secrecy Act; Patriot Act; Transactions with Affiliates	27
6.	Covenants of WSB		27
	6.1	Certain Actions	27
	6.2	No Solicitation	29
	6.3	Filing Reports and Returns, Payment of Taxes	30
	6.4	Preservation of Business	30
	6.5	Commercially Reasonable Efforts	30
	6.6	Updating the WSB Disclosure Schedule	31
	6.7	Rights of Access	31
	6.8	Proxy Statement	31
	6.9	Availability of Reports	32
	6.10	Shareholder Meeting	32
	6.11	Title Reports	32
	6.12	Loan Loss Reserve	32
	6.13	Agreements and Plans	32
	6.14	Other Actions	32
7.	Covenants of Umpqua		32
	7.1	Certain Actions	32
	7.2	Filing Reports and Returns, Payment of Taxes	33
	7.3	Preservation of Business	33

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	7.4	Commercially Reasonable Efforts	33
	7.5	Updating the Umpqua Disclosure Schedule	34
	7.6	Rights of Access	34
	7.7	Proxy Statement	35
	7.8	Shareholder Meeting	35
	7.9	Listing of Securities	35
	7.10	Other Actions	35
	7.11	Appointment of Directors	35
	7.12	Employee Matters	35
	7.13	Indemnification of Directors and Officers; D&O Insurance	36
	7.14	Section 16 Matters	37
8.	Conditions to Obligations of Umpqua		38
	8.1	Shareholder Approvals	38
	8.2	No Litigation	38
	8.3	No Banking Moratorium	38
	8.4	Regulatory Approvals	38
	8.5	Compliance with Securities Laws	38
	8.6	Other Consents	38
	8.7	Corporate Documents	39
	8.8	Continuing Accuracy of Representations and Warranties	39
	8.9	Compliance with Covenants and Conditions	39
	8.10	No Material Adverse Effects	39
	8.11	Certificate	39
	8.12	Tax Opinion	39
	8.13	Employee Agreements	40
	8.14	Director Agreements	40
9.	Conditions to Obligations of WSB		40
	9.1	Shareholder Approvals	40
	9.2	No Litigation	40
	9.3	No Banking Moratorium	40
	9.4	Regulatory Approvals	40
	9.5	Other Consents	40
	9.6	Corporate Documents	40
	9.7	Continuing Accuracy of Representations and Warranties	40
	9.8	Compliance with Covenants and Conditions	41
	9.9	No Adverse Changes	41
	9.10	Tax Opinion	41
	9.11	Certificate	41
10. Closing			41

11. Termination			41
	11.1	Procedure for Termination	41
	11.2	Effect of Termination	43
	11.3	Documents from WSB	44

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11.4	Documents from Umpqua	44
12. Miscellaneous Provisions		44
12.1	Amendment or Modification	44
12.2	Public Statements	44
12.3	Confidentiality	44
12.4	Waivers and Extensions	44
12.5	Expenses	44
12.6	Financial Advisors	44
12.7	Binding Effect, No Assignment	44
12.8	Representations and Warranties	45
12.9	Remedies	45
12.10	No Benefit to Third Parties	45
12.11	Notices	45
12.12	Governing Law	46
12.13	Entire Agreement	46
12.14	Headings	46
12.15	Counterparts	46
12.16	Restrictions On Transfer	46
12.17	Material Change	46
12.18	Survival	47

Exhibit A - Holding Company Plan of Merger

Exhibit B - Bank Plan of Merger

Exhibit C - Voting, Non-Competition and Non-Solicitation Agreement

Exhibit D - Rule 145 Affiliate Letter

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AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization is entered into effective this 7th day of February, 2006 (this "Agreement"), by and among Umpqua Holdings Corporation ("Umpqua"), Umpqua Bank ("Umpqua Bank"), Western Sierra Bancorp ("WSB"), Auburn Community Bank ("ACB"), Central California Bank ("CCB"), Lake Community Bank ("LCB") and Western Sierra National Bank ("WSNB"). ACB, CCB, LCB and WSNB are collectively referred to herein as the "WSB Banks".

RECITALS:

     A. Umpqua is an Oregon corporation, and registered financial holding company, with its executive offices at Umpqua Bank Plaza, Suite 1200, One SW Columbia Street, Portland, Oregon.

     B. Umpqua Bank is an Oregon state-chartered bank, and a wholly owned subsidiary of Umpqua, with its principal office at 445 SE Main Street, Roseburg, Oregon.

     C. WSB is a California corporation, and registered bank holding company, with its executive offices at 4080 Plaza Goldorado Circle, Cameron Park, California.

     D. ACB is a California state-chartered bank, and a wholly owned subsidiary of WSB, with its principal office at 500 Auburn-Folsom Road, Suite 200, Auburn, California.

     E. CCB is a California state-chartered bank, and a wholly owned subsidiary of WSB, with its principal office at 13775-C Mono Way, Sonora, California.

     F. LCB is a California state-chartered bank, and a wholly owned subsidiary of WSB, with its principal office at 805 11th Street, Lakeport, California. G. WSNB is a national bank with its principal office at 1 Capitol Mall, Sacramento, California.

     H. The parties desire to enter into a strategic business combination pursuant to the terms of this Agreement.

     I. The respective boards of directors of each of Umpqua, Umpqua Bank, WSB and each of the WSB Banks have determined that it is in the best interests of their respective corporations and shareholders to consummate the applicable Mergers and the other transactions contemplated by this Agreement.

     J. The parties intend that the transactions contemplated hereby shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. K. Section 8.13 of the WSB Disclosure Schedule lists those executives who have entered into amended and restated severance, employment and salary continuation agreements in connection with the transactions contemplated hereby.

     L. Each director of WSB, ACB, CCB, LCB and WSNB (other than directors of ACB, CCB, LCB and WSNB who are included in Section 8.13 of the WSB Disclosure Schedule) has, simultaneously with the execution and delivery hereof, executed and delivered to Umpqua a Voting, Non-Competition and Non-Solicitation Agreement substantially in the form of Exhibit C hereto and each director and executive officer of WSB has, simultaneously with the execution and delivery hereof, executed and delivered a Rule 145 Affiliate Letter substantially in the form of Exhibit D attached hereto.

AGREEMENT

     In consideration of the mutual premises, and of the representations and warranties, covenants and agreements herein contained, the parties hereby enter into this Agreement and agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the definitions given:

        (a)  "Agreement" has the meaning set forth in the Preamble.

        (b) "Alternative Acquisition Transaction" means any event or series of events pursuant to  which a party or its board of directors enters into an agreement or recommends to its shareholders any agreement (other than this Agreement) pursuant to which any Person would (i) merge or consolidate with such party, with the result that the shareholders of such party hold less than 50% of the stock of the surviving entity, (ii) acquire 50% or more of the assets or liabilities of such party or any of its subsidiaries, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) stock or other securities representing or convertible into 50% or more of the stock of such party or any one or more of its subsidiaries.

     (c) "Bank Mergers" means the mergers of each of the WSB Banks with and into Umpqua Bank in accordance with the Bank Plans of Merger.

     (d) "Bank Plans of Merger" means each of the Plans of Merger to be executed by Umpqua Bank and each of the WSB Banks and delivered to the Oregon Director and the California Commissioner for filing substantially in the form attached hereto as Exhibit B.

        (e)  "Benefits Integration" has the meaning set forth in Section 7.12.

      (f)   "Broker Dealer Reports" means such reports filed by Strand, Atkinson, Williams & York, Inc. with the SEC or with the NASD.

     (g) "California Commissioner" means the Commissioner of the California Department of Financial Institutions.

     (h) "Call Reports" means the final reports filed by such bank with the FDIC or the OCC, as the case may be.

(i)	"CGCL" means the California General Corporation Law.

(j)	"COBRA" has the meaning set forth in Section 4.22(e).

(k)	"Code" means the Internal Revenue Code of 1986, as amended.

(l)	"Confidentiality Agreement" means the confidentiality agreement, dated as of
November 15, 2005, by and between Umpqua and WSB.
(m)	"Converted Option" has the meaning set forth in Section 2.1.6.

(n)	"Core Deposits" means all non-brokered deposits and all time deposits under $100,000 of each of the WSB Banks
(o)	"Dissenters' Shares" has the meaning set forth in Section 2.1.4.

(p)	"Dissenting Shareholder" means any holder of Dissenters' Shares.

(q)	"Effective Date" is the date on which the Articles of Merger for the Holding Company
Merger are filed with the Oregon Secretary of State.

     (r) "Effective Time" is the time set forth in the Holding Company Plan of Merger at which the Holding Company Merger is effective.

     (s) "Employee Benefit Plans" means all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of WSB or any of the WSB Banks and current or former directors of WSB or any of the WSB Banks including, but not limited to, "employee benefit plans" as defined by Section 3(3) of ERISA, and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans.

(t)	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(u)	"ERISA Affiliate" has the meaning set forth in Section 4.22.

(v)	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

(w)	"Exchange Agent" has the meaning set forth in Section 2.3.1.

(x)	"Exchange Ratio" means 1.61, subject to adjustment in accordance with Section 2.5 and
Section 11(e).

(y)	"FDIC" means the Federal Deposit Insurance Corporation.

(z)	"FHA" means the Federal Housing Administration.

(aa)	"FHLMC" means the Federal Home Loan Mortgage Corporation.

(bb)	"FNMA" means the Federal National Mortgage Association.

(cc)	"FRB" means the Board of Governors of the Federal Reserve System.

(dd)	"GAAP" has the meaning set forth in Section 4.3.

(ee)	"GNMA" means the Government National Mortgage Association.

(ff)	"Hazardous Material" has the meaning set forth in Section 4.11.

(gg)	"Holding Company Merger" means the merger of WSB with and into Umpqua at the
Effective Time in accordance with the Holding Company Plan of Merger.

    (hh) "Holding Company Plan of Merger" means the Plan of Merger to be executed by Umpqua and WSB and delivered together with Articles of Merger to the Oregon Secretary of State and California Secretary of State for filing on the Effective Date substantially in the form attached hereto as Exhibit A.

    (ii) "Knowledge" means, as to a party, the actual knowledge of an Officer of such party, and does not include information of which they may be deemed to have constructive knowledge only.

(jj)	"Material Adverse Effect" has the meaning set forth in Section 12.17.

(kk)	"Material Contracts" has the meaning set forth in Section 4.21.

(ll)	"Mergers" means the Holding Company Merger and the Bank Mergers.

(mm)	"Minimum Adjustment Price" has the meaning set forth in Section 11.1

(nn)	"NASD" means the National Association of Securities Dealers, Inc.

(oo)	"New Certificate" has the meaning set forth in Section 2.3.3.

(pp)	"OCC" means the Office of the Comptroller of the Currency.

(qq)	"Officer" means the individuals listed on Schedule 8.13.

(rr)	"Old Certificate" has the meaning set forth in Section 2.3.2.

(ss)	"Order" has the meaning set forth in Section 8.2.

(tt)	"Oregon Bank Act" means Chapters 706 through 716 of the Oregon Revised Statutes.

(uu)	"Oregon Director" means the Director of the Oregon Department of Consumer and
Business Services acting by and through the Administration of the Division of Finance and Corporate Securities.

(vv)	"PBGC" means the Pension Benefit Guaranty Corporation.

(ww)	"Pension Benefit Plan" has the meaning set forth in Section 4.22(c).

(xx)	"Permitted Liens" has the meaning set forth in Section 4.18.

(yy)	"Person" means any natural person or any other entity, person, or group. For purposes of this definition, the meaning of the term "group" shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

(zz)	"Plans of Merger" means the Bank Plans of Merger and the Holding Company Plan of
.Merger

(aaa)	"Proxy Statement" has the meaning set forth in Section 6.8.

(bbb)	"SAWY" means Strand, Atkinson, William & York, Inc., an Oregon corporation.

(ccc)	"SBA" means the Small Business Administration of the Department of Commerce.

(ddd)	"SEC" means the Securities and Exchange Commission.

(eee)	"Securities Act" means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

(fff)	"S-4 Registration Statement" has the meaning set forth in Section 6.8.

(ggg)	"Umpqua" has the meaning set forth in the Preamble.

(hhh)	"Umpqua Bank" has the meaning set forth in the Preamble.

(iii)	"Umpqua Common Stock" means shares of common stock, no par value, of Umpqua.

(jjj)	"Umpqua Disclosure Schedule" has the meaning set forth in Section 5.

(kkk)	"Umpqua Initial Price" has the meaning set forth in Section 11.1.

(lll)	"Umpqua Measuring Period" has the meaning set forth in Section 11.1.

(mmm)	"Umpqua Measuring Price" has the meaning set forth in Section 11.1.

(nnn)	"Umpqua Property" has the meaning set forth in Section 5.9.

(ooo)	"Umpqua Public Reports" means the reports and other information required to be filed by
Umpqua with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by Umpqua to its shareholders pursuant to Exchange Act Rule 14a-3, in each case from and after January 1, 2004.

(ppp)	"Umpqua Subsidiary" means, with respect to Umpqua and Umpqua Bank, any entity in which Umpqua or Umpqua
Bank owns, directly or indirectly, more than 50% of the voting securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, other than in such party's capacity as a fiduciary or a secured party.
(qqq)	"VA" means the Veterans Administration.

(rrr)	"Welfare Benefit Plan" has the meaning set forth in Section 4.22(a).

(sss)	"WSB" has the meaning set forth in the Preamble.

(ttt)	"WSB Banks" has the meaning set forth in the Preamble.

(uuu)	"WSB Common Stock" means the shares of common stock, without par value, of WSB.

(vvv)	"WSB Disclosure Schedule" has the meaning set forth in Section 4.

(www)	"WSB Option" has the meaning set forth in Section 2.1.6.

(xxx)	"WSB Property" has the meaning set forth in Section 4.11.

(yyy)	"WSB Public Reports" means the reports and other information required to be filed by
WSB with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by WSB to its shareholders pursuant to Exchange Act Rule 14a-3, in each case from and after June 30, 2004.

(zzz)	"WSB Stock Plans" has the meaning set forth in Section 2.1.6.

(aaaa)	"WSB Subsidiary" means, with respect to WSB, any entity in which WSB owns, directly or indirectly, more than 50% of the voting securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, other than in such party's capacity as a fiduciary or a secured party.

     (bbbb) "WSB Trust Subsidiaries" means Western Sierra Statutory Trust I, Western Sierra Statutory Trust II, Western Sierra Statutory Trust III and Western Sierra Statutory Trust IV.

2.	Mergers.

2.1 Transactions Pursuant to the Holding Company Plan of Merger. Subject to the terms and conditions set forth in this Agreement, on the Effective Date:

     2.1.1 WSB shall be merged with and into Umpqua under Oregon law on the terms and conditions set forth in the Holding Company Plan of Merger. The Holding Company Plan of Merger and the Holding Company Articles of Merger shall be filed with the Secretary of State of the State of Oregon to effect the Holding Company Merger and the Secretary of State of the State of California as required under California law.

     2.1.2 Umpqua shall be the surviving corporation in the Holding Company Merger. The articles of incorporation and bylaws of Umpqua shall be the articles of incorporation and bylaws of the surviving corporation.

     2.1.3 As of the Effective Time, each share of Umpqua capital stock outstanding immediately prior to the Holding Company Merger shall remain outstanding and shall be deemed to be one share of the capital stock of the surviving corporation.

     2.1.4 All shares of WSB Common Stock that are "dissenting shares" within the meaning of CGCL § 1300 ("Dissenters' Shares") shall not be converted into or represent a right to receive Umpqua Common Stock unless and until such shares have lost their status as dissenting shares under CGCL § 1300, at which time such shares shall be converted into Umpqua Common Stock pursuant to Section 2.1.5.

     2.1.5 As of the Effective Time, each outstanding share of WSB Common Stock (other than Dissenters' Shares) shall be converted into the right to receive the number of shares of Umpqua Common Stock equal to the Exchange Ratio and the right to receive cash in lieu of any resulting fractional shares and any dividend or distribution pursuant to Section 2.3.3. Notwithstanding any other provision of this Agreement, no fractional shares of Umpqua Common Stock will be issued and any holder of shares of WSB Common Stock entitled to receive a fractional share of Umpqua Common Stock but for this sentence shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder's proportionate interest in a share of Umpqua Common Stock based on the average of the per share closing prices of Umpqua Common Stock as quoted on the NASDAQ Stock Market (as reported in The Wall Street Journal or another authoritative source) for ten full trading days ending on the second trading day prior to the date of the Effective Time.

     2.1.6 (a) As of the Effective Time, by virtue of the Holding Company Merger and without any action on the part of any holder of any such option, each outstanding option to acquire WSB Common Stock (each a "WSB Option") shall be automatically converted into an option to purchase Umpqua Common Stock (each, a "Converted Option") as follows: (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (A) the number of shares of WSB Common Stock issuable upon exercise of the WSB Option, and (B) the Exchange Ratio; and (ii) the exercise price per share of Umpqua Common Stock shall be equal to the quotient of (A) the exercise price of the WSB Option, divided by (B) the Exchange Ratio. Other than with respect to any WSB Options contractually required to become fully vested upon a change of control of WSB, all other terms and conditions of the Converted Options shall remain the same as the terms and conditions of the WSB Options. With respect to any WSB Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Umpqua shall, as of the Effective Time, assume the obligations of WSB under all plans and agreements pursuant to which a WSB Option has been issued (the "WSB Stock Plans") and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Umpqua Common Stock for delivery upon exercise of the Converted Options. Umpqua shall cause the registration of the shares of Umpqua Common Stock subject to the Converted Options to become effective as part of a registration statement on Form S-8, or any successor or other appropriate forms, with respect to the shares of Umpqua Common Stock subject to the Converted Options promptly after the Effective Time; and, thereafter, Umpqua shall deliver to holders of Converted Options any applicable prospectus and shall maintain the effectiveness of such registration statement or registration statements, including the current status of any related prospectus, for so long as the Converted Options remain outstanding.

     2.2 Transactions Pursuant to the Bank Plans of Merger. Subject to the terms and conditions set forth in this Agreement, promptly following the Effective Time: 2.2.1 Each of the WSB Banks will be merged with and into Umpqua Bank in accordance with the provisions of the Oregon Bank Act. The Bank Plans of Merger shall be filed with the Oregon Director for purposes of obtaining a Certificate of Merger.

     2.2.2 As of the date set forth in the Certificate of Merger, each of the WSB Banks will merge with Umpqua Bank, with Umpqua Bank being the resulting bank and having its head office in Roseburg, Oregon.

     2.2.3 Umpqua Bank's Articles of Incorporation and Umpqua Bank's Bylaws and the banking charter of Umpqua Bank in effect immediately before the date set forth on the Certificate of Merger shall be the articles of incorporation, bylaws and banking charter of the resulting bank.

Upon effectiveness of the Bank Mergers, each outstanding share of Umpqua Bank common stock shall remain outstanding as shares of the resulting bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Merger, and each outstanding share of each of the WSB Banks held by WSB will be cancelled.

2.3	Exchange Procedures.

        2.3.1 Prior to the Effective Date, Umpqua shall appoint an exchange agent reasonably acceptable to WSB for the purpose of exchanging certificates representing shares of WSB Common Stock (other than Dissenters' Shares) for Umpqua Common Stock as required by Section 2.1 (the "Exchange Agent"). On or about the Effective Date, Umpqua will issue and deliver to the Exchange Agent certificates representing a sufficient number of shares of Umpqua Common Stock issuable in the Holding Company Merger and an estimate of the cash required to make cash payable in lieu of fractional shares and, after the Effective Time, if applicable, any cash and dividends or other distributions of Umpqua Common Stock to be issued or paid pursuant to Section 2.3.3.

     2.3.2 Promptly after the Effective Time, Umpqua shall cause the Exchange Agent to mail to each holder of record of shares (other than holders of Dissenters' Shares) a notice advising such holders of the effectiveness of the Holding Company Merger, including appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to certificates for shares of WSB Common Stock ("Old Certificates") shall pass, only upon delivery of the Old Certificates (or affidavits of loss in lieu thereof, as provided in Section 2.3.5) and instructions for surrendering the Old Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent. Upon surrender for cancellation to the Exchange Agent of one or more Old Certificates, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Umpqua Common Stock ("New Certificates"), together with checks for payment of cash in lieu of fractional shares to be issued in respect of the Old Certificates plus any dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2, less any taxes required to be withheld with respect thereto.

     2.3.3 Until Old Certificates have been surrendered and exchanged for New Certificates as herein provided, each outstanding Old Certificate shall be deemed, for all corporate purposes of Umpqua, to represent the number of shares of Umpqua Common Stock into which the shares of WSB Common Stock were exchanged pursuant to Section 2.1.5. All shares of Umpqua Common Stock to be issued pursuant to the Holding Company Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Umpqua in respect of the Umpqua Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions which are declared on Umpqua Common Stock into which shares of WSB Common Stock have been converted after the Effective Date will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. In the event of a transfer of ownership of shares of WSB Common Stock that is not registered in the transfer records of the WSB, a New Certificate, together with a check for any cash to be paid upon due surrender of the Old Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Old Certificate formerly representing such shares is presented to the Exchange Agent, accompanied by all documents required by Umpqua and the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

     2.3.4 Any Umpqua Common Stock or cash delivered to the Exchange Agent (together with any interest or dividends thereon) and not issued pursuant to this Section 2.3 at the end of twelve months from the Effective Date shall be returned to Umpqua, in which event the persons entitled thereto shall look only to Umpqua for payment thereof.

     2.3.5 Notwithstanding anything to the contrary set forth in this Agreement, if any holder of WSB Common Stock shall be unable to surrender his or her Old Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof a lost stock certificate affidavit and, unless waived, at the sole option of Umpqua or the Exchange Agent, an indemnity bond in customary amount together with a surety, each in a form and substance reasonably satisfactory to Umpqua or the Exchange Agent.

     2.3.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Umpqua Common Stock or WSB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Umpqua Common Stock for the account of the persons entitled thereto.

     2.4 Dissenters' Shares. Any Dissenting Shareholder who shall be entitled to be paid the fair market value of such shareholder's shares of WSB Common Stock, as provided in Section 1300 of the CGCL, shall not be entitled to shares of Umpqua Common Stock at the Exchange Ratio in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Holding Company Merger under the CGCL, and shall be entitled to receive only the payment provided for by Section 1300 of the CGCL with respect to such Dissenters' Shares.

     2.5 Anti-Dilution Provision. If Umpqua changes or proposes to change the number of shares of Umpqua Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar transaction with respect to the outstanding Umpqua Common Stock, or exchanges Umpqua Common Stock for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.6 Reservation of Right to Revise Transaction. Notwithstanding any provision in this Agreement to the contrary, Umpqua shall have the unilateral right to revise the method of effecting the Bank Mergers, to achieve tax benefits or for any other reason in Umpqua's sole discretion, including, without limitation, substituting for the Bank Mergers one or more transactions resulting in a purchase of certain assets and assumption of certain liabilities by Umpqua Bank from ACB, CCB, LCB or WSNB; provided, however, that Umpqua shall not have the right, without the prior written approval of WSB, and if required, the approval of the shareholders of WSB, to revise any aspect of the Bank Mergers, which revision would (i) change the amount or nature of the consideration which WSB shareholders are entitled to receive pursuant hereto; (ii) adversely affect the tax treatment of WSB's shareholders as a result of receiving the consideration pursuant hereto; (iii) materially impede or delay consummation of the Holding Company Merger or the Bank Mergers or other transactions to be consummated pursuant to this Agreement; or (iv) otherwise be materially prejudicial to the interests of the shareholders of WSB.

3.	Directors.

3.1 Election of Director. Prior to the Effective Date, WSB shall provide Umpqua with a list of at least six current directors of WSB or any of the WSB Banks who desire to serve on Umpqua's Board of Directors, one of whom Umpqua will select for appointment to the Umpqua and Umpqua Bank Boards of Directors.

     3.2 California Divisional Boards. Prior to the Effective Date, WSB shall provide Umpqua with a list of current directors of WSB or any of the WSB Banks who desire to serve on an Umpqua Bank California Divisional Board, and Umpqua shall offer at least ten interested directors positions on an Umpqua Bank California Divisional Board. At or immediately after the Effective Date, such persons who have accepted Umpqua's offer shall be appointed to an Umpqua Bank California Divisional Board.

4. Representations and Warranties of WSB.

     Except as disclosed in one or more schedules to this Agreement delivered to Umpqua prior to execution of this Agreement (the "WSB Disclosure Schedule"), WSB represents and warrants to Umpqua as follows:

        4.1 Organization, Existence, and Authority. WSB is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business in the manner now being conducted. Each of LCB, ACB and CCB is a state chartered bank, duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. WSNB is a national banking association, duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of WSB and the WSB Banks is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to WSB. Western Sierra Statutory Trust I and Western

Sierra Statutory Trust II are statutory trusts organized and validly existing under Connecticut law. Western Sierra Statutory Trust III and Western Sierra Statutory Trust IV are statutory trusts organized and validly existing under Delaware law. The WSB Trust Subsidiaries' activities do not require them to be qualified to do business in any jurisdiction other than Connecticut with respect to Western Sierra Statutory Trust I and Western Sierra Statutory Trust II, and Delaware with respect to Western Sierra Statutory Trust III and Western Sierra Statutory Trust IV. Sentinel Associates, Inc. is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business in the manner now being conducted. Sentinel Associates, Inc.'s activities do not require it to be qualified to do business in any jurisdiction other than California.

     4.2 Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of WSB consists of (i) 10,000,000 shares of preferred stock, without par value, of which no preferred shares are issued or outstanding, and (ii) 10,000,000 shares of common stock, without par value, of which 7,803,590 shares are outstanding as of the close of business on February 6, 2006, all of which are validly issued, fully paid and nonassessable. All outstanding shares of capital stock of the WSB Banks are validly issued, fully paid and nonassessable (other than directors' qualifying shares) and held by WSB. Other than 565,420 shares of WSB Common Stock issuable upon exercise of WSB Options under WSB Stock Plans, and as disclosed in Section 4.2 of the WSB Disclosure Schedule, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of WSB or the WSB Banks, or which enable or require WSB or the WSB Banks to acquire shares of its capital stock or of investments issued by WSB or the WSB Banks from any holder, are authorized, issued or outstanding.

4.3	Public Reports; Sarbanes-Oxley Compliance.

(a) Since June 30, 2004, WSB has timely filed with the SEC all WSB Public Reports required to be so filed, and each of ACB, CCB and LCB have timely filed with the FDIC and the California Commissioner all Call Reports required to be so filed and, until the Effective Date, each of ACB, CCB and LCB will continue to file such reports and furnish copies thereof to Umpqua reasonably promptly thereafter. Since June 30, 2004, WSNB has timely filed with the OCC all Call Reports required to be so filed and, until the Effective Date, will continue to file such reports and furnish copies thereof to Umpqua reasonably promptly thereafter.

                (b) The financial statements included in the WSB Public Reports have been and will be prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied, and fairly presents the financial position and results of operation of WSB and the WSB Banks on the dates and for the periods covered thereby.

                (c) As of their respective dates, all WSB Public Reports and all WSB Banks' Call Reports complied in all material respects with all requirements applicable to such filing. As of their respective dates, the WSB Public Reports and all WSB Banks' Call Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                (d) Section 4.3 of the WSB Disclosure Schedule lists, and WSB has delivered to Umpqua copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC) effected by WSB or any WSB Subsidiary since June 30, 2004 through the date hereof.

                (e) Perry-Smith LLP is, and has been throughout the periods covered by the WSB Public Reports, (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) "independent" with respect to WSB within the meaning of Regulation S-X of the SEC, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Section 4.3 of the WSB Disclosure Schedule lists all non-audit services performed by Perry-Smith LLP for WSB and the WSB Subsidiaries since June 30, 2004 through the date hereof.

                (f) WSB and the WSB Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. WSB has implemented "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). WSB's "disclosure controls and procedures" are reasonably designed to ensure that all information required to be disclosed by WSB in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC, and that such information is accumulated and communicated to WSB's management as appropriate to allow timely decisions regarding required disclosure.

                (g) Each WSB Public Report that was required to be accompanied by the certifications contemplated by Item 601 of Regulation S-K was so accompanied, and at the time of filing or submission of each such certification, such certification complied with such item and was accurate in all material respects as of the date of such certificate.

                (h) The audit committee of the WSB Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding the accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of WSB of concerns regarding questionable accounting or auditing practices. No attorney representing WSB or any WSB Subsidiary, whether or not employed by WSB or any WSB Subsidiary, has reported "evidence of a material violation" (within the meaning of Part 205 of the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer) by WSB or any of its officers, directors, employees or agents to the WSB Board of Directors or any committee thereof, to WSB's chief legal officer, or to WSB's chief legal officer and chief executive officer. Section 4.3 of the WSB Disclosure Schedule lists all investigations conducted prior to the date hereof regarding any reported "evidence of a material violation" by WSB or any of its officers, directors, employees or agents and all WSB audit committee investigations conducted prior to the date hereof of complaints by WSB employees regarding accounting, internal accounting controls, or auditing matters.

                (i) WSB is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ National Market, and is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

     4.4 Articles of Incorporation, Bylaws, Minutes. The copies of WSB's Articles of Incorporation, WSB's Bylaws, the WSB Banks' respective Articles of Incorporation or Articles of Association and the WSB Banks' respective Bylaws delivered to Umpqua are true and correct copies of such documents, each as amended and restated as of the date hereof. WSB is not in violation of any provision of WSB's Articles of Incorporation or WSB's Bylaws. None of the WSB Banks are in violation of any provision of their respective Articles of Incorporation, Articles of Association or Bylaws. WSB has delivered to Umpqua copies of the minute books of WSB and the WSB Banks from January 1, 2004 through the date hereof. The minute books of WSB and the WSB Banks, including those that will be made available to Umpqua for its review, contain minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders and such minutes and consents are accurate in all material respects.

     4.5 No Holding Company, Joint Venture, or Other Subsidiaries. Other than as to WSB with respect to the WSB Banks, no corporation or other entity is registered or, to the Knowledge of WSB or the WSB Banks, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of WSB or the WSB Banks. Except for WSB with respect to the WSB Banks and WSB Trust Subsidiaries, neither WSB nor the WSB Banks, directly or indirectly, beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations of the SEC thereunder) any shares of capital stock of any other corporation or entity, other than shares held in a fiduciary or custodial capacity in the ordinary course of business, and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. None of WSB, ACB, CCB, LCB or WSNB is a part of or has any ownership interest in any joint venture, limited liability company, or general or limited partnership, or a member of any unincorporated association.

     4.6 Shareholder Reports. WSB has delivered to Umpqua copies of all of WSB's and the WSB Banks' reports and other written communications to shareholders since January 1, 2005, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any or do not consist of WSB Public Reports. Until the Effective Date, WSB will deliver to Umpqua copies of all future written communications reasonably promptly after WSB first sends such materials to its shareholders.

     4.7 Books and Records. The books and records of WSB and the WSB Banks accurately reflect in all material respects the transactions and obligations to which it is a party or by which it or its properties are bound or subject. Such books and records comply in all material respects with applicable legal, regulatory and accounting requirements.

     4.8 Legal Proceedings. Section 4.8 of the WSB Disclosure Schedule lists, as of the date hereof, all actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of WSB, threatened against or affecting WSB or any WSB Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that, if determined adversely to WSB or any WSB Subsidiary, would reasonably be likely to result individually in an adverse award in excess of $100,000. Except for regulatory examinations conducted in the normal course of regulation of WSB and the WSB Banks, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of WSB, threatened against or affecting WSB or any WSB Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that, if determined adversely to WSB or any WSB Subsidiary, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     4.9 Compliance with Laws and Regulations. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB:

        (a) The conduct by each of WSB and the WSB Banks of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the Knowledge of WSB, any foreign laws, statutes, ordinances, rules or regulations including, but without limitation, every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974.

     (b) All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of WSB or any of the WSB Banks, as held in their respective portfolios or as sold with recourse into the secondary market since January 1, 2003, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of them has been executed and delivered in compliance, in form and substance, with any and all federal, state or local laws applicable to WSB or any of the WSB Banks, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in compliance with all applicable federal, state or local laws or regulations.

     (c) All Uniform Commercial Code filings, or filings of trust deeds or mortgages, or of liens or other security interest documentation that are required by any applicable federal, state or local governmental laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts related to such filings and documents have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

     (d) All loan files of each of the WSB Banks are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

     (e) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by the WSB Banks in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any material security interest, or exposure to meritorious lawsuits or other proceedings against WSB or any of the WSB Banks with respect to any such material security interest, has been or will be suffered or incurred by WSB or any of the WSB Banks.

     (f) Neither WSB nor any of the WSB Banks is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by WSB or WSB Banks or as to which either has sold to other investors, and with respect to such loans none of WSB or WSB Banks has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended.

     (g) Neither WSB nor any of the WSB Banks has knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

     4.10 Commitments. Section 4.10 of the WSB Disclosure Schedule sets forth a list of each outstanding commitment, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of each of the WSB Banks, as of February 3, 2006, in an amount of $250,000.00 or more.

     4.11 Hazardous Materials. To the Knowledge of WSB, and except as would not reasonably be expected to result, indivually or in the aggregate, in a Material Adverse Effect with respect to WSB, neither WSB nor any of the WSB Banks, nor any other person having an interest in any property which WSB or any of the WSB Banks owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a deed of trust ("WSB Property"), has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such WSB Property. To the Knowledge of WSB, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material on an WSB Property; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such WSB Property. During the past six years, neither WSB nor any of the WSB Banks has received any written notice of a condition that could reasonably be expected to give rise to any private or governmental suit, claim, action, proceeding or investigation against WSB, any of the WSB Banks, any such other person or such WSB Property as a result of any of the foregoing events or has Knowledge of any condition that could reasonably be expected to give rise to any such material private or governmental suit, claim, action, proceeding or investigation. "Hazardous Material" means any substance that is (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any government entity in connection with any Environmental Law. "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Material or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Material.

     4.12 Contingent and Other Liabilities. Section 4.12 of the WSB Disclosure Schedule is a list, to the Knowledge of WSB and as of the date hereof, of all contingent and other liabilities reasonably expected to be in excess of $100,000 which are not set forth or reflected in other sections of the WSB Disclosure Schedule, in the WSB Public Reports or in the WSB Banks' Call Reports. Except as set forth in any financial statements (including the notes thereto) included in any WSB Public Reports, neither WSB nor any of the WSB Banks has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB.

     4.13 No Material Adverse Effects. Since September 30, 2005 through the date hereof, (a) there has been no event or occurrence that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by WSB or WSB Banks, nor has WSB or any of the WSB Banks purchased or redeemed any of its shares or shares of a Subsidiary or other affiliate; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to WSB or any of the WSB Banks. Since September 30, 2005 through the date hereof, neither WSB nor any of the WSB Banks have sold any investment securities at a gain except as necessary to provide liquidity, consistent with past practices.

     4.14 Regulatory Approvals Required. The nature of the business and operations of WSB and each of the WSB Banks does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit any of them to perform their obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of WSB or any of the WSB Banks, or any material loss or disadvantage to their business, as a result of consummation of the Holding Company Merger or Bank Mergers, except for:

        (a) approval from, or waiver of jurisdiction by, the Oregon Director, FDIC and California Commissioner of the Bank Mergers;

       (b) approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

         (c) filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State and California Secretary of State; and

        (d) filing and effectiveness of a registration statement of which the Proxy Statement is a part, under the Securities Act.

      As of the date hereof, WSB has no Knowledge of any reason why the approvals set forth in this Section 4.14 and in Section 8.4 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.4.

     4.15 Corporate and Shareholder Approval of Agreement, Binding Obligations. WSB and each of the WSB Banks each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of WSB and each of the WSB Banks. No other corporate action on the part of WSB or any of the WSB Banks other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plans of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by WSB and each of the WSB Banks, and assuming the accuracy of Umpqua's representations and warranties, constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    4.16 No Defaults from Transaction. Subject to compliance with the matters referred to in Section 4.14 and Section 4.21 of the WSB Disclosure Schedule, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plans of Merger by WSB and each of the WSB Banks, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any material breach or violation of, or result in any default or any acceleration of performance under, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of WSB or any of the WSB Banks under, any of the terms, conditions or provisions of (a) WSB's Articles of Incorporation, WSB's Bylaws, each of the WSB Banks' respective Articles of Incorporation or Articles of Association and each of the WSB Banks' respective Bylaws, (b) any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or (c) any contract, agreement or instrument to which any of WSB or the WSB Banks is a party or by which any of WSB or the WSB Banks is bound, except in the case of clauses (b) and (c) as would not reasonasbly be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to WSB or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     4.17 Tax Returns. WSB and each WSB Subsidiary have filed all material federal, state and other income, franchise or other tax returns, required to be filed by them; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. WSB and each of the WSB Banks have timely and accurately filed all material currency transaction reports required by the Bank Secrecy Act, as amended, and have timely and accurately filed all material required information returns and reports, including without limitation Forms 1099. WSB has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and the Officers of WSB and each WSB Bank have no Knowledge of any pending or threatened (in writing) audit or investigation of WSB or any of the WSB Banks with respect to any tax liabilities. There are currently no agreements in effect with respect to WSB or any of the WSB Banks to extend the period of limitations for assessment or collection of any tax. WSB has delivered to Umpqua true and correct copies of WSB's and any of the WSB Banks' unconsolidated or uncombined federal and state income or franchise tax returns for the years 2003 and 2004.

     4.18 Real Property, Leased Personal Property. Section 4.18 of the WSB Disclosure Schedule includes a list of all real property owned or leased by WSB or any of the WSB Banks as present, former or future bank premises and all real property held as of the date hereof as other real estate owned. Except for disposition of other real estate owned in the ordinary course of business, WSB or the WSB Banks will own all of such real property, presently owned, on the Effective Date. All owned real property reflected in the WSB Public Reports or the WSB Banks' Call Reports as of September 30, 2005 is included in that schedule. The leases pursuant to which WSB or any of the WSB Banks leases real property and material personal property, copies of which have also been delivered to Umpqua, are the legal, valid and binding obligation of WSB or the applicable WSB Bank, enforceable against such entity in accordance with its terms, and, to the Knowledge of WSB, are the legal, valid and binding obligation of the other party thereto, enforceable against such entity in accordance with its terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles valid, and neither WSB nor the applicable WSB Bank nor, to the Knowledge of WSB, the other party thereto is in material default, and no event has occurred that would, with the giving of notice, lapse of time or both, constitute a material default under such leases. No material waiver or indulgence has been granted by any landlord under any such leases. All real and material personal property owned by WSB or any of the WSB Banks is free of any adverse claims, except for (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, for which WSB maintains reserves as required by GAAP consistently applied with the WSB Public Reports, (2) pledges of assets in the ordinary course of business to secure public deposits, (3) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (4) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carriers' and other similar liens, for sums not yet delinquent or which are being contested in good faith by appropriate proceedings, arising in the ordinary course of business for which WSB maintains reserves as required by GAAP consistently applied with the WSB Public Reports and (5) adverse claims with respect to properties and assets the loss of which would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect with respect to WSB ("Permitted Liens"). All buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by WSB or any of the WSB Banks, are in all material respects in good operating condition and repair (ordinary wear and tear excepted). WSB and the WSB Banks have good and marketable title to all of their owned real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except for Permitted Liens.

     4.19 Insurance. For each of the past three years and continuing through the date hereof, WSB and each of the WSB Banks have insured their business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of California and such other jurisdictions where they do business or own property. WSB and each of the WSB Banks are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any material claim thereunder of which WSB has Knowledge. Section 4.19 of the WSB Disclosure Schedule includes a list of all insurance policies in force as of the date hereof with respect to WSB's and each of the WSB Banks' business and real and personal property.

     4.20 Intellectual Property. WSB and each of the WSB Banks own or have valid licenses to use all patents, trademarks, copyrights, software or trade names which they consider to be material to their business taken as a whole, and have not received written notice of infringement or violation of any patent, trademark, copyright or trade name which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect with respect to WSB.

     4.21 Contracts and Agreements. Section 4.21 of the WSB Disclosure Schedule is a list of (i) all existing oral or written contracts, agreements or leases to which WSB or any of the WSB Banks is a party or to which any of their properties are subject that individually or together with all related existing oral or written contracts, agreements or leases that involve a commitment of WSB or any of the WSB Banks in excess of $100,000, except for any contracts or agreements entered into with its customers in the ordinary course of business, and (ii) all oral or written agreements, contracts or leases with current officers and directors and any persons who have been an officer or director within the past three years of WSB or any of the WSB Banks, other than documentation regarding deposits and documentation regarding loans that are fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time (collectively, "Material Contracts").

     Neither WSB nor any of the WSB Banks is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default by any such entity, under any Material Contract, and to the Knowledge of WSB, no other party thereto is in material default thereof. No consent or approval by the other parties to any Material Contract is required by reason of this Agreement to maintain such oral or written contracts, agreements or leases in effect.

4.22	Employee Benefits.

            (a) Each Employee Benefit Plan sponsored or maintained by WSB, or any entity which is considered one employer with WSB as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), is disclosed in the WSB Disclosure Schedule. Neither WSB nor any ERISA Affiliate maintains nor sponsors any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA. There are no other compensation, employment, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any current or former employees, consultants or any of their beneficiaries of WSB or any of the WSB Banks of any money or other property. The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by WSB or any ERISA Affiliate, or to which WSB or any ERISA Affiliate contributes ("Welfare Benefit Plan") or are required to contribute, are as set forth Section 4.22 of the WSB Disclosure Schedule.

         (b) There are no employment contracts entered into by WSB or any of the WSB Banks and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by either of them that provides for or could result in the payment to any WSB, ACB, CCB, LCB, WSNB employee or former employee of any money or other property rights, in either case in an amount that would be material, or that would accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein. No such payment or acceleration set forth in Section 4.22 of the WSB Disclosure Schedule would constitute an "excess parachute payment" within the meaning of Code Section 280G.

            (c) Neither WSB nor any ERISA Affiliate has maintained a single-employer pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA within six years of the date hereof (each, a "Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs will be provided as Section 4.22 of the WSB Disclosure Schedule within two business days. Under each Pension Benefit Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Benefit Plan, and there has been no material change in the financial condition, whether or not as a result of a change in the funding method, of such Pension Benefit Plan since the last day of the most recent plan year.

            (d) WSB and, to the Knowledge of WSB, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in substantial compliance in all material respects with, and each such Employee Benefit Plan is and has been operated substantially in accordance with its provisions and in compliance with the applicable laws, rules and regulations governing such Employee Benefit Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) substantially comply both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all material governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination or opinion as to the qualification under the Code of each Pension Benefit Plan described in Section 4.22 of the WSB Disclosure Schedule has been made or given by the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or such letter or opinion has been applied for within the applicable remedial amendment period under Section 401(b) of the Code. No Employee Benefit Plan or Pension Benefit Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the Knowledge of WSB, all contributions or other amounts payable by WSB or any of the WSB Banks as of the date hereof with respect to each Employee Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles and, to the extent applicable, Section 412 of the Code, and there are no pending or, to the Knowledge of WSB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Employee Benefit Plan, or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect with respect to WSB.

         (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan is in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan is in material compliance with federal law, including without limitation the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). No Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of WSB or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits fully accrued as liabilities on the books of WSB or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (f) Neither WSB nor, to the Knowledge of WSB, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA or for which no exemption has been granted by the Department of Labor or the Internal Revenue Service) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or

(d) of the Code or for which no exemption has been granted by the Department of Labor or the Internal Revenue Service. To the Knowledge of WSB, neither WSB nor any ERISA Affiliate has engaged in a transaction in connection with which WSB or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

        (g)  Complete and correct copies of the following documents have been furnished to Umpqua:

(1)	Each current Employee Benefit Plan and any related trust agreements;
(2)	The most recent summary plan description of each current Employee
Benefit Plan for which a summary plan description is required under ERISA;

                                        (3) The most recent determination or opinion letters of the Internal Revenue Service with respect to the qualified status of the current Pension Benefit Plan;

                                         (4) Annual Reports (on form 5500 series) required to be filed by WSB or any of the WSB Banks with any governmental agency for the last two years;

                                         (5) Financial information which identifies to the Knowledge of WSB (x) all material claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan (other than normal claims for benefits), and (z) a description of any material future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law; and

                                         (6) Any actuarial reports and PBGC Forms 1 for the last two years.

     4.23 Employment Disputes. There is no labor strike, material dispute, slowdown or stoppage pending or, to the Knowledge of WSB, threatened against WSB or any of the WSB Banks, and to the Knowledge of WSB there is no attempt to organize any employees of WSB or any of the WSB Banks into a collective bargaining unit.

     4.24 Reserve for Loan Losses. WSB's reserve for loan losses, as established from time to time, equals or exceeds the amount required of WSB and the WSB Banks as determined (i) by internal policies and procedures of WSB and the WSB Banks for determining the reserve for loan losses; (ii) by applicable SEC rules and guidance; (iii) by applicable bank regulatory agencies; and (iv) pursuant to GAAP. Since September 30, 2005, WSB has not reversed any provision taken for loan losses. WSB and the WSB Banks have properly accounted for all impaired loans in accordance with internal policies of WSB and the WSB Banks and in accordance with SFAS 114.

     4.25 Repurchase Agreement. WSB and the WSB Banks have valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     4.26 Shareholder List. The list of shareholders of WSB, provided to Umpqua, is a true and correct list of the names, addresses and holdings of all record holders of WSB common stock as of the date of such list.

     4.27 Interests of Directors and Others. Except as disclosed in any WSB Public Reports, no officer or director of WSB or any of the WSB Banks has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of WSB or any of the WSB Banks other than as an owner of outstanding securities or deposit accounts of WSB or any of the WSB Banks, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

     4.28 WSB Disclosure Schedule to this Agreement. The information contained in the WSB Disclosure Schedule to this Agreement prepared by or on behalf of WSB or the WSB Banks constitutes additional representations and warranties made by WSB hereunder and is incorporated herein by reference. The copies of documents furnished as part of the WSB Disclosure Schedule are true and correct copies and include all amendments, supplements and modifications thereto and all written waivers applicable thereunder.

     4.29 Brokers and Finders. WSB has received the opinion of Sander O'Neill & Partners, L.P., to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of WSB Common Stock from a financial point of view. Except for the fees and related costs payable to Sandler O'Neill & Partners, L.P., pursuant to an engagement letter dated August 22, 2005, as amended and restated as of the date hereof, and provided to Umpqua, no action has been taken by WSB that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

     4.30 Bank Secrecy Act; Patriot Act; Transactions with Affiliates. WSB has not been advised of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. WSB has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to WSB's Knowledge, is in compliance with such law in all material respects. WSB has no transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act.

5. Representations and Warranties of Umpqua

     Except as disclosed in one or more schedules to this Agreement delivered to WSB prior to execution of this Agreement (the "Umpqua Disclosure Schedule"), Umpqua represents and warrants to WSB as follows:

      5.1 Organization, Existence, and Authority. Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Umpqua Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. SAWY is a registered broker-dealer duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Each of Umpqua, Umpqua Bank and SAWY is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua.

     5.2 Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 100,000,000 shares of common stock, with no par value per share, of which 44,627,280 shares are outstanding as of the close of business on February 6, 2006, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Umpqua Bank consists of 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable and all of which are held by Umpqua. Umpqua owns all of the outstanding capital stock of SAWY. Other than as disclosed in the Umpqua Public Reports or Section 5.2 of the Umpqua Disclosure Schedule, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua or any Umpqua Subsidiary, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities issued by Umpqua or any Umpqua Subsidiary from any holder, are authorized, issued or outstanding.

5.3	Public Reports; Sarbanes-Oxley Compliance.

(a) Since June 30, 2004, Umpqua has timely filed with the SEC all Umpqua Public
Reports required to be filed, Umpqua Bank has timely filed with the FDIC and the Oregon Director all Umpqua Bank Call Reports required to be filed, and SAWY has timely filed with the SEC and NASD all Broker Dealer Reports required to be filed.

                  (b) The financial statements included in the Umpqua Public Reports has been prepared in accordance GAAP, consistently applied, and fairly present, the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby.

                  (c) As of their respective dates, all Umpqua Public Reports, Umpqua Bank Call Reports and SAWY Broker Dealer Reports complied in all material respects with all requirements applicable to such filing. As of their respective dates, the Umpqua Public Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                 (d) In the Umpqua Public Reports, Umpqua has disclosed all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC) effected by Umpqua or any Umpqua Subsidiaries since June 30, 2004.

                (e) Deloitte & Touche LLP, which has expressed its opinion with respect to the year-end financial statements of Umpqua and Umpqua Subsidiaries, is and has been throughout the periods covered by the Umpqua Public Reports (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) "independent" with respect to Umpqua within the meaning of Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Moss Adams LLP is (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) "independent" with respect to Umpqua within the meaning of Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Section 5.3 of the Umpqua Disclosure Schedule, lists all non-audit services performed by Deloitte & Touche LLP and Moss Adams LLP for Umpqua and Umpqua Subsidiaries since June 30, 2004 through the date hereof.

                 (f) Umpqua and the Umpqua Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. Umpqua has implemented "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Umpqua's "disclosure controls and procedures" are reasonably designed to ensure that all information required to be disclosed by Umpqua in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC, and that such information is accumulated and communicated to Umpqua's management as appropriate to allow timely decisions regarding required disclosure.

                    (g) Each Umpqua Public Report that was required to be accompanied by the certifications contemplated by Item 601 of Regulation S-K was so accompanied, and at the time of filing or submission of each such certification, such certification complied with such item and was accurate in all material respects as of the date of such certificate.

                    (h) The audit committee of the Umpqua Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding the accounting, internal accounting controls, and auditing matters and the confidential, anonymous submission by employees of Umpqua of concerns regarding questionable accounting or auditing practices. No attorney representing Umpqua or any Umpqua Subsidiary, whether or not employed by Umpqua or any Umpqua Subsidiary, has reported "evidence of a material violation" (within the meaning of Part 205 of the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer) by Umpqua or any of its officers, directors, employees or agents to the Umpqua Board of Directors or any committee thereof, to Umpqua's chief legal officer, or to Umpqua's chief legal officer and chief executive officer. Section 5.3 of the Umpqua Disclosure Schedule lists all investigations conducted prior to the date hereof of any reported "evidence of a material violation" by Umpqua or any of its officer, directors, employees or agents and all Umpqua audit committee investigations conducted prior to the date hereof of complaints by Umpqua employees regarding accounting, internal accounting controls or auditing matters.

                    (i) Umpqua is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ National Market, and is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

     5.4 Articles of Incorporation, Bylaws, Minutes. The copies of the articles of incorporation, as amended, and the bylaws of each of Umpqua, Umpqua Bank and SAWY delivered to WSB are true and correct copies of existing articles of incorporation and bylaws of Umpqua, Umpqua Bank and SAWY, as the case may be, as amended as of the date hereof. None of Umpqua, Umpqua Bank or SAWY are in violation of any provision of its articles of incorporation or bylaws. Umpqua has delivered to WSB copies of the minute books of Umpqua, Umpqua Bank and SAWY from January 1, 2004 through the date hereof. The minute books of Umpqua, Umpqua Bank and SAWY, including those that will be made available to WSB for its review, contain minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders that are accurate in all material respects.

     5.5 Shareholder Reports. Umpqua has delivered to WSB copies of all of Umpqua's reports and other written communications to shareholders since January 1, 2005, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any or do not consist of Umpqua Public Reports. Until the Effective Date, Umpqua will furnish to WSB copies of all future written communications reasonably promptly after Umpqua first sends such materials to its shareholders.

     5.6 Books and Records. The books and records of Umpqua, Umpqua Bank and SAWY accurately reflect in all material respects the transactions and obligations to which it is a party or by which it or its properties are bound or subject. Such books and records comply in all material respects with applicable legal, regulatory and accounting requirements.

     5.7 Legal Proceedings. Except for regulatory examinations conducted in the normal course of regulation of Umpqua and Umpqua Subsidiaries, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of Umpqua, threatened against or affecting Umpqua or any Umpqua Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that, if determined adversely to Umpqua or an Umpqua Subsidiary, would reasonably be expected to result individually or in the aggregate in any Material Adverse Effect with respect to Umpqua or any Umpqua Subsidiary or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     5.8 Compliance with Laws and Regulations. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua:

                 (a) The conduct by each of Umpqua and Umpqua Bank of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the Knowledge of Umpqua, any foreign laws, statutes, ordinances, rules or regulations, including, but without limitation, with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974.

            (b) All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either Umpqua or Umpqua Bank, as held in its portfolios, or as sold with recourse into the secondary market since January 1, 2003, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of them is has been executed and delivered in compliance, in form and substance, with any and all federal, state or local laws applicable to Umpqua or Umpqua Bank, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in compliance with all applicable federal, state or local laws or regulations.

            (c) All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts related to such filings and documents have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

            (d) Umpqua's registered broker dealer is in substantial compliance with all SEC and NASD rules and regulations.

            (e) All loan files of Umpqua Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

            (f) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by Umpqua Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any material security interest, or exposure to meritorious lawsuits or other proceedings against Umpqua or Umpqua Bank, with respect to any such material security interest, has been or will be suffered or incurred by Umpqua or Umpqua Bank.

           (g) Neither Umpqua nor Umpqua Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by Umpqua or Umpqua Bank or as to which either has sold to other investors, and with respect to such loans neither Umpqua nor Umpqua Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended.

           (h) Umpqua Bank has not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

     5.9 Hazardous Materials. To the Knowledge of Umpqua, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua, neither Umpqua nor any Umpqua Subsidiary, nor any other person having an interest in any property which Umpqua or any Umpqua Subsidiary owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a deed of trust ("Umpqua Property"), has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Umpqua Property. To the Knowledge of Umpqua, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material on any Umpqua Property; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from Umpqua Property. During the past six years, neither Umpqua nor any Umpqua Subsidiary has received any written notice of a condition that could reasonably be expected to give rise to any private or governmental suit, claim, action, proceeding or investigation against Umpqua, any Umpqua Subsidiary, any such other person or such Umpqua Property as a result of any of the foregoing events or has Knowledge of any condition that could reasonably be expected to give rise to any such material private or governmental suit, claim, action, proceeding or investigation.

     5.10 Contingent and Other Liabilities. Section 5.10 of the Umpqua Disclosure Schedule is a list, to the Knowledge of Umpqua and as of the date hereof, of all contingent and other liabilities reasonably expected to be in excess of $100,000 which are not set forth or reflected in other Sections of the Umpqua Disclosure Schedule, in the Umpqua Public Reports, in the Umpqua Bank Call Reports or in the SAWY Broker Dealer Reports. Except as set forth in any financial statements (including the notes thereto) included in any Umpqua Public Reports, neither Umpqua nor any Umpqua Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua.

     5.11 No Material Adverse Effects. Since September 30, 2005 through the date hereof, (a) there has been no event or occurrence that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua, nor has Umpqua purchased or redeemed any of its shares except in accordance with Umpqua's stock repurchase program; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua or Umpqua Bank.

     5.12 Regulatory Approvals Required. The nature of the business and operations of Umpqua and each of the Umpqua Subsidiaries does not require any approval, authorization, consent, license,

clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit any of them to perform their obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua or any Umpqua Subsidiary, or any material loss or disadvantage to their business, as a result of consummation of the Holding Company Merger or the Bank Mergers, except for:

                    (a) approval from, or waiver of jurisdiction by, the Oregon Director, FDIC and California Commissioner of the Bank Mergers;

                    (b) approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

                    (c) filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State and California Secretary of State;

                    (d) filing and effectiveness of a registration statement of which the Proxy Statement is a part, under the Securities Act;

                    (e) registration with, the issuance of permits from, or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to WSB shareholders; and

                    (f) approval by the NASDAQ Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection with the Holding Company Merger.

     As of the date hereof, Umpqua has no Knowledge of any reason why the approvals set forth in this Section 5.12 and in Section 9.4 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 9.4.

     5.13 Corporate and Shareholder Approval of Agreement, Binding Obligations. Umpqua and Umpqua Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of Umpqua and Umpqua Bank. No other corporate action on the part of Umpqua or Umpqua Bank other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plans of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Umpqua and Umpqua Bank and, assuming the accuracy of WSB's representations and warranties, constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, subject to bankrtuptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.14 No Defaults from Transaction. Subject to compliance with the matters referred to in Section 5.12, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plans of Merger by Umpqua and Umpqua Bank, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or any Umpqua Subsidiary under, any of the terms, conditions or provisions of (a) Umpqua's Articles of Incorporation, Umpqua's Bylaws, each of Umpqua Bank's and SAWY's respective Articles of Incorporation, each of Umpqua Bank's and SAWY's respective Bylaws, (b) any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or (c) any contract, agreement or instrument to which any of Umpqua, Umpqua Bank or SAWY is a party or by which any of Umpqua, Umpqua Bank or SAWY is bound, except in the case of clauses (b) and (c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to

Umpqua or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     5.15 Tax Returns. Umpqua and Umpqua Subsidiaries have filed all material federal, state and other income, franchise or other tax returns, required to be filed by them; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. Umpqua and Umpqua Bank have timely and accurately filed all material currency transaction reports required by the Bank Secrecy Act, as amended, and have timely and accurately filed all material required information returns and reports, including without limitation Forms 1099. Umpqua has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and the Officers of Umpqua have no Knowledge of any pending or threatened (in writing) audit or investigation of Umpqua or Umpqua Bank with respect to any tax liabilities. There are currently no agreements in effect with respect to Umpqua or Umpqua Bank to extend the period of limitations for assessment or collection of any tax. Umpqua has delivered to WSB true and correct copies of Umpqua's tax returns, including any unconsolidated or uncombined federal and state income or franchise tax returns, for the years 2003 and 2004.

     5.16 Insurance. For each of the past three years and continuing through the date of this Agreement, Umpqua and each of the Umpqua Subsidiaries have insured their business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where they operate or own property. Umpqua and each of the Umpqua Subsidiaries are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any material claim thereunder of which Umpqua has Knowledge. Section 5.16 of the Umpqua Disclosure Schedule, includes a list of all insurance policies in force as of the date hereof with respect to Umpqua's and each of the Umpqua Subsidiaries' business and real and personal property.

     5.17 Contracts and Agreements. Neither Umpqua nor any Umpqua Subsidiary is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default by any such entity, under any material contract, agreement, instrument, lease or understanding and, except with respect to loan agreements or notices with Umpqua Bank customers reflected in Umpqua's delinquent loan reports, to the Knowledge of Umpqua no other party thereto is in material default thereof. No consent or approval by the other parties to any such material contract is required by reason of this Agreement to maintain such oral or written contracts, agreements, instruments or leases in effect.

     5.18 Reserve for Loan Losses. Umpqua's reserve for loan losses, as established from time to time, equals or exceeds the amount required of Umpqua and Umpqua Bank as determined (i) by internal policies and procedures of Umpqua and Umpqua Bank for determining the reserve for loan losses; (ii) by applicable SEC rules and guidance; (iii) by applicable bank regulatory agencies; and (iv) pursuant to GAAP. Since September 30, 2005, Umpqua has not reversed any provision taken for loan losses. Umpqua and the Umpqua Banks have properly accounted for all impaired loans in accordance with internal policies of Umpqua and the Umpqua Banks and in accordance with SFAS 114.

     5.19 Repurchase Agreement. Umpqua and Umpqua Bank have valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     5.20 Interests of Directors and Others. Except as disclosed in any Umpqua Public Reports, no officer or director of Umpqua or Umpqua Bank has any material interest in any assets or property, whether real or personal, tangible or intangible, of or used in the business of Umpqua or any of its Subsidiaries, other than as an owner of outstanding securities or deposit accounts of Umpqua or Umpqua Bank, as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time, or as customers in the ordinary course of SAWY's business.

     5.21 Umpqua Disclosure Schedule to this Agreement. The information contained in the Umpqua Disclosure Schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference. The copies of documents furnished as part of the Umpqua Disclosure Schedule are true and correct copies and include all amendments, supplements, and modifications thereto and all written waivers applicable thereunder.

     5.22 Bank Secrecy Act; Patriot Act; Transactions with Affiliates.Umpqua has not been advised of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. Umpqua has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to Umpqua's Knowledge, is in compliance with such law in all material respects. Umpqua has no transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act.

6.	Covenants of WSB.

6.1 Certain Actions. Except as expressly provided for in this Agreement, during the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB covenants to Umpqua for itself and on behalf of the WSB Banks, that, without first obtaining the written approval of Umpqua, which approval shall not be unreasonably withheld, or as described in Section 6.13 of the WSB Disclosure Schedule:

        (a) It shall not amend the WSB Articles of Incorporation or the WSB Bylaws or approve any amendment to the any of the WSB Banks' Articles of Incorporation or any of the WSB Banks' Bylaws;

      (b) It shall not declare or pay any dividend (except quarterly cash dividends on shares of WSB Common Stock, which WSB agrees to declare, set the record date of and pay on the same dates as Umpqua declares, sets the record date of and pays its regular quarterly dividend and to pay in the same amount as the Umpqua quarterly dividend, provided that Umpqua in each case provides reasonable and sufficient advance notice thereof), redeem, repurchase or otherwise acquire or agree to acquire any of WSB's or any WSB Subsidiaries' stock; or make or commit to make any other distribution on any capital stock to WSB's or any WSB Subsidiaries' shareholders; provided that this Section 6.1(b) shall not preclude the ordinary course payment of dividends by WSB Banks to WSB, consistent with past practice;

      (c) It shall not, except under options and convertible securities identified in Section 4.2 of the WSB Disclosure Schedule, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of stock of WSB or any of the WSB Subsidiaries; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase such shares, or to modify, accelerate vesting or extend the exercise date of any outstanding options, warrants or other rights to purchase such shares, except as may be required by the WSB Stock Plans;

      (d) It shall not, except in the ordinary course of business, borrow or agree to borrow any funds or Knowingly incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any liabilities of any other person;

        (e)  It shall not cancel or agree to cancel any debts or claims having a value in excess of $100,000;

      (f)  It shall not, except in the ordinary course of business, lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any material assets, property or rights, or make or permit any amendment or termination of any Material Contract; or mortgage, pledge or subject to a lien or any other encumbrance (other than a Permitted Lien) any of its material assets, tangible or intangible;

     (g) It shall not willfully violate, commit a breach of or default under any Material Contract to which it is a party or to which any of its assets may be subject or Knowingly violate any applicable law, regulation, ordinance, order, injunction or decree of any other requirements of any governmental body or court, relating to its assets or business;

     (h) Other than as maybe required by agreements in effect on the date of this Agreement, it shall not (A) increase or agree to increase the compensation payable to any officer, director, employee or agent with a Severance Agreement, Employment Agreement or Salary Continuation Agreement; (B) increase or agree to increase the compensation payable to any officer, director, employee or agent, other than (i) annual merit salary and bonus increases made in the ordinary course of business consistent with past practices but not exceeding 5% in the aggregate (based upon December 31, 2005 aggregate salary figures) or 6% for any individual employee or (ii) in connection with incentive bonuses awarded in the ordinary course of business consistent with past practices; (C) enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Plans of Merger; (D) make, or commit to make, any stay, retention or conversion bonus (except as may be agreed to by Umpqua); (E) enter into or make any material change in any Employee Benefit Plan except as required by law; or (F) pay any annual incentive or bonus compensation for a partial years (except as may be agreed to by Umpqua); provided, however, that WSB shall be authorized to amend the WSB 401KSOP and the WSB Employee Stock Ownership Plan to provide for pro-rata employer contributions to be made as of the Effective Date covering the period from the beginning of each such plan's 2006 plan year through the Effective Date.

     (i) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

     (j) It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

     (k) It shall not make any payment in excess of $250,000 in settlement of any pending or threatened legal proceeding involving a claim against WSB or any WSB Subsidiary;

       (l) It shall not engage in any activity or transaction (i) which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby or (ii) which it engages with Knowledge and which would reasonably be expected to have a Material Adverse Effect with respect to WSB or to materially adversely delay the ability of Umpqua, Umpqua Bank, WSB or the WSB Banks to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities required for the Mergers or to perform its covenants or agreements under this Agreement on a timely basis;

        (m) It shall not acquire, open or close any office or branch;

        (n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000, provided, however, written consent shall not be required if prior consultation with Umpqua has taken place;

       (o) It shall not (i) make, renew, commit to make, or materially modify any loan over $2,500,000 or a series of loans or commitments over $2,500,000 to any person or group of related persons, or renew, modify, amend or advance additional funds (except under preexisting commitments) on loans or to borrowers on any of the WSB Banks' loan watch lists, without in each case furnishing to Umpqua, within three (3) business days after such approval, a copy of the report provided to such WSB Bank's loan committee, or (ii) extend the loan maturity on any loan risk-rated substandard or worse beyond September 30, 2006 or six months following the expected Effective Date, whichever is later, or extend the loan maturity on any loan on non-accrual beyond June 30, 2006 or three months following the expected Effective Date, whichever is later;

       (p) Except for booking loans committed prior to the date of this Agreement, it shall not enter into or modify any agreement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of WSB or any of the WSB Banks, any person who, to the Knowledge of WSB, owns more than five percent (5%) of the outstanding capital stock of WSB or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to the WSB Bank's loan committee to Umpqua within three (3) business days after such approval;

        (q) It will not reverse any provision taken for loan losses;

        (r) It will not sell any investment securities at a gain except as necessary to provide liquidity, consistent with past practices; and

      (s) It shall not take any action or cause to be taken any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     6.2 No Solicitation. Between the date hereof and the earlier of the Effective Date or the termination of this Agreement, neither WSB nor any of the WSB Banks shall, and they shall cause their officers, directors and other agents not to, directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction. Between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB shall not authorize or knowingly permit any officer, director or any other person representing or retained by WSB or any of the WSB Banks to directly furnish or cause to be furnished any non-public information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties after consultation with counsel. WSB shall reasonably promptly orally notify Umpqua, followed by written notice, of any bona fide Alternative Acquisition Transaction, whether oral or written, communicated by any Person to WSB, or any indication from any Person that such a Person is considering making any Alternative Acquisition Transaction.

     6.3 Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB shall duly and timely file and each of the WSB Banks shall duly and timely file (by the due date or any duly granted extension thereof), accurate and complete copies, in compliance in all material respects with all requirements applicable to such filing, of all material reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, OCC, FDIC or California Commissioner and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, each of WSB and WSB Banks shall promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

     6.4 Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB shall use its commercially reasonable efforts (i) to preserve intact its business organization, (ii) to preserve its relationships and goodwill with its customers, employees and others having business dealings with it, (iii) to keep available the services of its present officers, agents and employees and those of the WSB Banks, (iv) to maintain its assets in accordance with good business practices, and (v) to maintain existing insurance policies. WSB will not institute nor permit any of the WSB Banks to institute any material novel or unusual change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

     6.5 Commercially Reasonable Efforts. WSB will (and will cause the WSB Subsidiaries to) use its commercially reasonable efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC, FRB, the Oregon Director and California Commissioner, to the transactions contemplated by this Agreement and the Plans of Merger. Subject to the terms and conditions set forth in this Agreement, WSB shall cooperate with Umpqua and use (and shall cause each WSB Subsidiary to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, WSB shall provide Umpqua an opportunity to review in advance, and to the extent practicable will consult with Umpqua and consider in good faith the views of Umpqua in connection with, all of the information relating to Umpqua and Umpqua Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Mergers and the other transactions contemplated by this Agreement. In exercising the foregoing rights, WSB shall act reasonably and as promptly as practicable. WSB shall, upon request by Umpqua, furnish Umpqua with all information concerning itself, the WSB Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of WSB, Umpqua or any of the Umpqua Subsidiaries or WSB Subsidiaries to any third party and/or any governmental entity in connection with the Mergers and the transactions contemplated by this Agreement. Subject to applicable law, WSB shall keep Umpqua apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing Umpqua with copies of notices or other communications received by WSB or any WSB Subsidiary, from any third party and/or any governmental entity with respect to such transactions.

     6.6 Updating the WSB Disclosure Schedule. WSB shall, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the WSB Disclosure Schedule hereto prepared by or on behalf of WSB to disclose any events or circumstances occurring after the date hereof that and prior to such fifteenth day, had such events or circumstances have occurred prior to the date hereof, would have been required to be included in the WSB Disclosure Schedule in order that WSB not have been in breach of a representation or warranty contained herein. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, promptly upon obtaining Knowledge of the occurrence of or the pending or threatened occurrence of any event which would reasonably be expected to cause or constitute a Material Adverse Effect with respect to WSB or materially adversely delay the ability of Umpqua, Umpqua Bank, WSB or any of the WSB Banks to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities or to perform its covenants or agreements under this Agreement, WSB will give reasonably detailed written notice thereof to Umpqua. Notwithstanding anything to the contrary contained herein, supplementation of the WSB Disclosure Schedule following the execution of this Agreement shall not be deemed a modification of WSB's representations or warranties contained herein.

     6.7 Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB agrees to permit and cause each of the WSB Banks to permit, Umpqua, and its employees, agents and representatives, full access to the premises of WSB and the WSB Banks on reasonable notice and to all books, files and records of WSB and the WSB Banks, including but not limited to loan files and litigation files, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of WSB and the WSB Banks as Umpqua shall reasonably request, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by WSB herein, and provided, further, that the foregoing shall not require WSB and the WSB Banks (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of WSB would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if WSB shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of WSB or the WSB Banks, as the case may be, or any WSB Subsidiary. All requests for information made pursuant to this Section 6.7 shall be directed to the executive officer or other person designated by WSB. All such information shall be governed by the terms of the Confidentiality Agreement.

     6.8 Proxy Statement. WSB shall provide to Umpqua such information with respect to WSB, the WSB Banks and their respective businesses and such assistance as may be reasonably necessary to permit Umpqua to file with the SEC a registration statement (the "S-4 Registration Statement") covering the issuance of the shares of Umpqua Common Stock required hereby (including a proxy statement to be used by Umpqua and WSB to solicit proxies from the shareholders of Umpqua and WSB for shareholder meetings at which those shareholders will be asked to consider and vote on this Agreement and the Holding Company Plan of Merger, and the transactions contemplated hereby and thereby (in its combined, definitive form, the "Proxy Statement")). WSB agrees, as to itself and any WSB Subsidiary, that none of the information supplied or to be supplied by it or any WSB Subsidiary for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of WSB and Umpqua to be held in connection with the Holding Company Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. WSB and Umpqua will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     6.9 Availability of Reports. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, WSB will deliver to Umpqua reasonably promptly upon preparation copies of: (i) approved minutes of meetings of WSB's and of each of the WSB Banks' shareholders, Board of Directors, and management or director committees; (ii) each of the WSB Banks' loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and (iii) reports to the WSB Banks' loan committee regarding developments with respect to other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

     6.10 Shareholder Meeting. WSB will call a meeting of its shareholders to consider and approve the principal terms of this Agreement. WSB will deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable California and federal law. Provided that the representations and warranties of Umpqua contained herein continue to be accurate, the WSB Board of Directors will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby unless, after consulting with counsel, the Board determines in good faith that its fiduciary duties otherwise require.

     6.11 Title Reports. Prior to the Effective Date, WSB will provide Umpqua with either copies of title reports or a preliminary title report with respect to all real property owned by WSB, including other real estate owned.

     6.12 Loan Loss Reserve. Prior to the Effective Date, WSB will (i) make provisions to its allowance for loan, lease and credit losses that conform to its internal policies and procedures, regulatory requirements and GAAP; (ii) charge-off on a current basis all loans deemed to be uncollectible; and (iii) maintain appropriate classification and risk ratings for all loans.

     6.13 Agreements and Plans. WSB agrees to take or refrain from taking, or use its commercially reasonable efforts to effect or refrain from effecting, the actions set forth in Section 6.13 of the WSB Disclosure Schedule, within the time lines set forth therein.

     6.14 Other Actions. WSB covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals for, and to otherwise take such other necessary and appropriate actions to consummate the transactions contemplated by this Agreement and the Plans of Merger. WSB covenants and agrees to reasonably cooperate with Umpqua in connection with any restructuring of the transactions contemplated by this Agreement pursuant to Section 2.6 and subject to the limitations contained in Section 2.6.

7.	Covenants of Umpqua.

    7.1 Certain Actions. Except as expressly provided for in this Agreement, during the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of any Umpqua Subsidiary, that, without first obtaining the written approval of WSB, which approval shall not be unreasonably withheld:

        (a) It shall not amend its articles of incorporation or bylaws or approve any amendment to the articles of incorporation or bylaws of any Umpqua Subsidiary (except an amendment to Umpqua's Articles of Incorporation to provide for annual election of directors);

     (b) It shall not declare or pay any dividend (except its regular quarterly cash dividend in an amount to be determined by Umpqua's Board of Directors), redeem, repurchase or otherwise acquire or agree to acquire any of Umpqua's capital stock (except in connection with a share repurchase program undertaken in compliance with SEC Rule 10b-18 and SEC Regulation M, limited to 2,000,000 shares of Umpqua Common Stock and suspended during the period beginning one day before the Proxy Statement is first mailed to WSB shareholders and continuing through the consummation of the transactions contemplated by this Agreement), or make or commit to make any other distribution to Umpqua's shareholders, provided this Section 7.1(b) shall not preclude the payment of dividends by Umpqua Bank to Umpqua;

     (c) It shall not engage in any activity or transaction that is other than in the ordinary course of business, including the sale of any properties, securities, servicing rights, loans or other assets, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or to materially adversely delay the ability of Umpqua, Umpqua Bank, WSB or the WSB Banks to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities required for the Mergers or to perform its covenants or agreements under this Agreement on a timely basis; and

      (d) It shall not take any action or cause to be taken any action that would prevent or impede the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     7.2 Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua and Umpqua Bank shall duly and timely file (by the due date or any duly granted extension thereof), accurate and complete copies, in compliance in all material respects with all requirements applicable to such filing, of all material reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

     7.3 Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and others having business dealings with it and those of Umpqua Bank; and to keep available the services of its present officers, agents and employees and those of Umpqua Bank. Umpqua will not, and will not permit Umpqua Bank to, institute any material novel or unusual change in its methods of management, lending policies, personnel policies, accounting or investments.

     7.4 Commercially Reasonable Efforts. Umpqua will use commercially reasonable efforts to obtain all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC, the Oregon Director and the California Commissioner, to the transactions contemplated by this Agreement and the Plans of Merger. Subject to the terms and conditions set forth in this Agreement, Umpqua shall cooperate with WSB and use (and shall cause each Umpqua Subsidiary to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Umpqua shall provide WSB an opportunity to review in advance, and to the extent practicable will consult with WSB and consider in good faith the views of WSB in connection with, all of the information relating to WSB and WSB Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Mergers and the other transactions contemplated by this Agreement. In exercising the foregoing rights, Umpqua shall act reasonably and as promptly as practicable. Umpqua shall, upon request by WSB, furnish WSB with all information concerning itself, the Umpqua Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of WSB, Umpqua or any of the Umpqua Subsidiaries or WSB Subsidiaries to any third party and/or any governmental entity in connection with the Mergers and the transactions contemplated by this Agreement. Subject to applicable law, Umpqua shall keep the WSB apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing WSB with copies of notices or other communications received by Umpqua or any Umpqua Subsidiary, from any third party and/or any governmental entity with respect to such transactions.

     7.5 Updating the Umpqua Disclosure Schedule. Umpqua shall, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the Umpqua Disclosure Schedule hereto prepared by or on behalf of Umpqua to disclose any events or circumstances occurring after the date hereof and prior to such fifteenth day, that had such events or circumstances occurred prior to the date hereof, would have been required to be included in the Umpqua Disclosure Schedule in order that Umpqua not have been in breach of a representation or warranty contained herein. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, promptly upon obtaining Knowledge of the occurrence or the pending or threatened occurrence of any event which would reasonably be expected to cause or constitute a Material Adverse Effect with respect to Umpqua or materially adversely delay the ability of Umpqua, Umpqua Bank, WSB or any of the WSB Banks to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities or to perform its covenants or agreements under this Agreement, Umpqua will give reasonably detailed written notice thereof to WSB. Notwithstanding anything to the contrary contained herein, supplementation of the Umpqua Disclosure Schedule following the execution of this Agreement shall not be deemed a modification of Umpqua's representations or warranties contained herein.

     7.6 Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua agrees to permit WSB and its employees, agents and representatives full access to the premises of Umpqua on reasonable notice and to all books, files and records of Umpqua, including but not limited to loan files and litigation files and to furnish to WSB such financial and operating data and other information with respect to the business and assets of Umpqua as WSB shall reasonably request, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any representation or warranty made by Umpqua herein, and provided, further, that the foregoing shall not require Umpqua or Umpqua Bank (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of Umpqua would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Umpqua shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of Umpqua or Umpqua Bank, as the case may be, or any of their Subsidiaries. All requests for information made pursuant to this Section 7.6 shall be directed to the executive officer or other Person designated by Umpqua. All such information shall be governed by the terms of the Confidentiality Agreement.

     7.7 Proxy Statement. As soon as reasonably practicable after the date hereof, Umpqua shall prepare and file with the SEC the S-4 Registration Statement (including the Proxy Statement). Umpqua agrees, as to itself and any Umpqua Subsidiary, that none of the information supplied or to be supplied by it or any Umpqua Subsidiary for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Umpqua and WSB to be held in connection with the Holding Company Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Umpqua and WSB will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     7.8 Shareholder Meeting. Umpqua will call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, and the issuance of Umpqua Common Stock contemplated hereby. Umpqua shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon and federal law and rules of the NASDAQ Stock Market. Provided that the representations and warranties of WSB contained herein continue to be accurate, the Umpqua Board of Directors will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby and the issuance of the Umpqua Common Stock unless, upon advice of counsel, their fiduciary duties otherwise require.

     7.9 Listing of Securities. Umpqua shall, promptly following the execution of this Agreement, file with the NASDAQ Stock Market, Inc., a listing application covering the Umpqua Common Stock to be issued to the WSB shareholders and shall continue to take such steps as may be necessary to cause such Umpqua Common Stock to be listed on the NASDAQ National Market System on or before the Effective Date.

     7.10 Other Actions. Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals and to otherwise accomplish this Agreement and the Plans of Merger.

     7.11 Appointment of Directors. Effective with the filing of the Holding Company Merger, Umpqua shall appoint the director selected by Umpqua pursuant to Section 3.1 to the Umpqua Board of Directors and shall cause Umpqua Bank to appoint such individual to the Umpqua Bank Board of Directors. Effective with the filing of the Bank Plans of Merger, Umpqua shall cause Umpqua Bank to appoint the directors selected pursuant to Section 3.2 to the Umpqua Bank California Divisional Board of Directors.

7.12	Employee Matters.

        (a) From and after the Effective Time, Umpqua shall and shall cause Umpqua Bank to honor in accordance with their terms as in effect immediately before the Effective Time (i) all employee benefit or compensation obligations to current and former employees of WSB and the WSB Banks fully accrued as of the Effective Time and (ii) all employment or severance agreements entered into prior to the date hereof; provided, however, that such employee benefit and compensation obligations and employment or severance agreements shall be subject to any amendment or termination thereof that may be permitted by their terms.

      (b) After the Effective Time, Umpqua will either (i) continue the WSB employee benefit plans in effect at the Effective Date (provided that at renewal dates, co-payments, employee contributions, deductible limits and other cost-sharing arrangements may be modified to reflect any increase in the costs of such benefits), (ii) modify the WSB employee benefits plans to provide for benefits that would, in the aggregate, be substantially similar to those provided to WSB and the WSB Banks' employees at the Effective Date, or (iii) may shift WSB and the WSB Banks' employees to the benefit programs then made available to Umpqua employees (the "Benefits Integration") with credit for service with WSB and the WSB Banks accrued (or otherwise credited by WSB and the WSB Banks) prior to the Benefits Integration deemed service with Umpqua for eligibility and vesting purposes (and levels of benefits); provided, however, that in each case, for the period from the Effective Time through December 31, 2006, the WSB and WSB Bank's employees shall continue to be provided employee benefits that are substantially comparable in the aggregate to those employee benefits provided to such employees immediately prior to the Effective Time.

        (c) Except as otherwise provided in Section 7.12(a) with respect to individuals with employment or other agreements that provide for severance payments, WSB and the WSB Banks' employees, who by reason of the Mergers become employees of Umpqua or Umpqua Bank and are thereafter terminated other than for cause by such entity, will be provided with severance benefits by Umpqua based on the Umpqua Bank Severance Policy as currently in effect as of the date of this Agreement, a copy of which has been provided to WSB. Consistent with Section 7.12(b), WSB and the WSB Banks' employees who become entitled to severance benefits, whether as a result of the Mergers or otherwise, will receive full credit for prior service accrued (or otherwise credited) with WSB and WSB Banks, plus service following the Effective Time, for purposes of determining the amount of such severance benefits. This Section 7.12(c) does not affect retention or incentive payments that are otherwise due to such employees.

     (d) For purposes of vacation benefits, service accrued (or otherwise credited) with WSB and the WSB Banks shall be credited for determining an employee's eligibility and length of vacation under the Umpqua vacation plan, and any vacation taken prior to the Benefits Integration will be subtracted under the Umpqua plan from the employee's vacation entitlement for the calendar year in which the Benefits Integration occurs.

     (e) For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, WSB and the WSB Banks' employees shall receive credit for length of service accrued (or otherwise credited) with WSB and the WSB Banks and (except as may otherwise be provided in employment contracts) shall be entitled to participate in Umpqua bonus compensation plans and awards beginning at the Effective Time.

     (f) Umpqua shall waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of WSB and the WSB Banks under any Umpqua health and welfare plans in which such employees may be eligible to participate after the Effective Time, and deductibles, coinsurance or maximum out-of-pocket payments made by such employees during the applicable plan year under WSB's health and welfare plans but prior to the date such employee first participates in the applicable Umpqua plan, shall reduce the amount of deductibles, coinsurance and out-of-pocket payments under the Umpqua plan.

7.13	Indemnification of Directors and Officers; D&O Insurance.

        (a) From and after the Effective Time, Umpqua shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Umpqua shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of WSB and WSB Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, however, that Umpqua shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Party believed to be in or not opposed to the best interests of WSB.

        (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Umpqua thereof, but the failure to so notify shall not relieve Umpqua of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Umpqua shall have the right to assume the defense thereof and Umpqua shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Umpqua elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Umpqua and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Umpqua shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Umpqua shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Umpqua shall not be liable for any settlement effected without its prior written consent; and provided, further, that Umpqua shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) Umpqua shall maintain WSB's existing officers' and directors' liability insurance for a period of 3 years after the Effective Time (or if the cost exceeds $300,000, such period that can be purchased for $300,000) or otherwise provide comparable insured coverage for such period.

     (d) If Umpqua or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the surviving corporation shall assume all of the obligations set forth in this Section 7.13.

      (e) The provisions of this Section 7.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

7.14 Section 16 Matters.

The board of directors of WSB and Umpqua shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the conversion of shares of WSB Common Stock and WSB Options into Umpqua Common Stock or Converted Options, as the case may be, and (ii) the acquisition of shares of Umpqua Common Stock or Converted Options, as the case may be, pursuant to the terms of this Agreement by officers and directors of WSB subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of WSB who may become an officer or director of Umpqua subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, (i) the board of directors of WSB shall adopt resolutions that specify (A) the name of each individual whose disposition of shares of WSB Common Stock (including WSB Options) is to be exempted, (B) the number of shares of WSB Common Stock (including WSB Options) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) the board of directors of Umpqua shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of Umpqua Common Stock (including Converted Options) is to be exempted, (B) the number of shares of Umpqua Common Stock (including Converted Options) to be acquired by each such individual, (C) the material terms of the options and derivative securities with respect to Umpqua Common Stock to be acquired, including that price is determined based on the Exchange Ratio and that non-price terms are determined by reference to the terms of WSB Options and derivative securities with respect to shares of WSB Common Stock that have been converted into options and derivative securities with respect to Umpqua Common Stock and (D) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act. WSB and Umpqua shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption.

8. Conditions to Obligations of Umpqua.

     The obligations of Umpqua under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

      8.1 Shareholder Approvals. Approval of (i) the principal terms of this Agreement by the shareholders of WSB with WSB shareholders holding fewer than 12.5% of the WSB Common Stock having perfected their right to become Dissenting Shareholders and (ii) this Agreement, the Holding Company Plan of Merger and the issuance of Umpqua Common Stock contemplated hereby by the shareholders of Umpqua.

     8.2 No Litigation. No court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Mergers or the other transactions contemplated by this Agreement (collectively, an "Order").

     8.3 No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

     8.4 Regulatory Approvals. Procurement of all consents, orders and approvals required by law including but not limited to approvals by the FRB, the FDIC, the Oregon Director and the California Commissioner of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions or requirements included in any such required consents, orders or approvals which impose any condition or restriction on Umpqua or WSB, including without limitation, requirements relating to the raising of additional capital or the disposition of assets, which Umpqua reasonably determines to be materially burdensome in the context of the transactions contemplated by this Agreement, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or WSB; and the expiration of all applicable regulatory waiting periods.

     8.5 Compliance with Securities Laws. The S-4 Registration Statement having become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

     8.6 Other Consents. Receipt of other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger as listed in Schedule 8.6.

8.7	Corporate Documents. Receipt by Umpqua of:

     (a) Current certificates of good standing for WSB and the WSB Banks issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

     (b) A copy, certified by each Secretary of WSB and the WSB Banks, of resolutions adopted by the Board of Directors and shareholders of each entity approving this Agreement and the applicable Plan of Merger.

     8.8 Continuing Accuracy of Representations and Warranties. (i) The representations and warranties of WSB that are qualified by reference to Material Adverse Effect being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of the WSB set forth in this Agreement that are not qualified by reference to Material Adverse Effect being true and correct as of the Effective Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.8(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the WSB are not so true and correct unless the failure of such representations and warranties of the WSB to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to WSB.

     8.9 Compliance with Covenants and Conditions. Compliance in all material respects by WSB with all agreements and covenants on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

     8.10 No Material Adverse Effects. Between the date hereof and the Effective Date, the absence of any event or circumstance that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to WSB.

     8.11 Certificate. Receipt by Umpqua of a Certificate of the Chief Executive Officer and the Chief Financial Officer of WSB, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1(i), 8.2, 8.6, 8.8, 8.9 and 8.10 hereof, that the average daily balance of consolidated Core Deposits for the month preceding the Effective Date is not less than the product of 92.0% and the average daily balance of Core Deposits for the month of January 2006, and such other matters with respect to the fulfillment by WSB of any of the conditions of this Agreement as Umpqua may reasonably request.

     8.12 Tax Opinion. Receipt of a favorable opinion of Foster Pepper Tooze LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance reasonably satisfactory to Umpqua to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the transactions contemplated by the Agreement and the Plans of Merger will be reorganizations within the meaning of Section 368(a) of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and that no taxable gain or loss will be recognized by WSB, the WSB Banks, Umpqua or Umpqua Bank as a result of the Mergers; that no taxable gain or loss will be recognized by the shareholders of WSB who exchange all of their WSB Common Stock for Umpqua Common Stock pursuant to the Holding Company Merger (except with respect to cash, if any, received for any fractional share interest in Umpqua Common Stock). In rendering its opinion, Foster Pepper Tooze LLP may require and rely upon representations contained in letter from WSB and Umpqua.

     8.13 Employee Agreements. Each amended and restated severance, employment and salary continuation agreement entered into by those executives listed in Section 8.13 has not been amended or rescinded and remains in full force and effect.

     8.14 Director Agreements. Each Voting, Non-Competition and Non-Solicitation Agreement entered into by the directors of WSB, ACB, CCB, LCB and WSNB as described in the Recitals to this Agreement has not been amended or rescinded and remains in full force and effect as of the Effective Date.

9. Conditions to Obligations of WSB.

     The obligations of WSB under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by WSB in writing and not required by law):

       9.1 Shareholder Approvals. Approval of (i) the principal terms of this Agreement by the shareholders of WSB and (ii) approval of this Agreement, the Holding Company Plan of Merger and the issuance of Umpqua Common Stock contemplated hereby by the shareholders of Umpqua.

     9.2 No Litigation. No court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order.

     9.3 No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

     9.4 Regulatory Approvals. Procurement of all consents, orders and approvals required by law including but not limited to approvals by the FRB, the FDIC, the Oregon Director and the California Commissioner of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions or requirements included in any such required consents, orders or approvals which impose any condition or restriction on Umpqua or WSB, including without limitation, requirements relating to the raising of additional capital or the disposition of assets, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or WSB; and the expiration of all applicable waiting periods.

     9.5 Other Consents. Receipt of other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger as listed in Schedule 9.5.

9.6	Corporate Documents. Receipt by WSB of:

       (a) A certificate of existence for Umpqua and a good standing certificate for Umpqua Bank issued by the appropriate governmental officer dated as of a date immediately prior to the Effective Date;

     (b) A copy, certified by each Secretary of Umpqua and Umpqua Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the respective Plan of Merger.

     9.7 Continuing Accuracy of Representations and Warranties. (i) The representations and warranties of Umpqua that are qualified by reference to Material Adverse Effect being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of the WSB set forth in this Agreement that are not qualified by reference to Material Adverse Effect being true and correct as of the Effective Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 9.7(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Umpqua are not so true and correct unless the failure of such representations and warranties of Umpqua to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Umpqua.

     9.8 Compliance with Covenants and Conditions. Umpqua having complied in all material respects with all agreements and covenants on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

     9.9 No Adverse Changes. Between the date hereof and the Effective Date, the absence of any event or circumstance that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua.

     9.10 Tax Opinion. Receipt of a favorable opinion of Foster Pepper Tooze LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to WSB to the effect that on the basis of facts, representations and assumptions set forth in such opinion, the Holding Company Merger will be a reorganization within the meaning of Section 368(a) of the Code; that each of WSB and Umpqua will be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and that no taxable gain or loss will be recognized by the shareholders of WSB who exchange all of their WSB Common Stock for Umpqua Common Stock pursuant to the Holding Company Merger (except with respect to cash, if any, received for any fractional share interest in Umpqua Common Stock). In rendering its opinion, Foster Pepper Tooze LLP may require and rely upon representations contained in letters from WSB and Umpqua.

     9.11 Certificate. Receipt by WSB of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.1(ii), 9.2, 9.4, 9.5, 9.7, 9.8, and 9.9 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as WSB may reasonably request.

10. Closing.

     The transactions contemplated by this Agreement and the Plans of Merger will close in the office of Foster Pepper Tooze LLP at such time and on such date within fifteen days following the day on which the conditions set forth in Sections 8.1, 8.4, 9.1 and 9.4 are satisfied, as set by notice from Umpqua to WSB, or at such other time and place as the parties may agree.

11.	Termination.

    11.1 Procedure for Termination. This Agreement may be terminated before the Effective Date

    (a) By the mutual consent of the Boards of Directors of Umpqua and WSB acknowledged in writing;

     (b) By Umpqua or WSB acting through their Boards of Directors upon written notice to the other party, if at the time of such notice the Mergers shall not have become effective by October 31, 2006 (or such later date as shall have been agreed to in writing by Umpqua and WSB acting through their respective Boards of Directors) except to the extent that the failure of the Mergers then to be consummated arises out of or results from the knowing action or inaction of such party, which action or inaction is in violation of its obligations under this Agreement;

     (c) By Umpqua, acting through its Board of Directors upon written notice to WSB, if there has been a breach by WSB in its representations, warranties or covenants set forth herein such that Section 8.8 or 8.9 would not be satisfied and which misrepresentation, breach or failure is not cured within thirty (30) days notice to WSB of such misrepresentation, breach or failure; or by WSB, acting through its Board of Directors upon written notice to Umpqua, if there has been a breach by Umpqua in its representations, warranties or covenants set forth herein such that Section 9.7 or 9.8 would not be satisfied and which misrepresentation, breach or failure is not cured within thirty (30) days notice to Umpqua of such misrepresentation, breach or failure;

     (d) By WSB, if its Board of Director determines in good faith (after consultation with Sullivan & Cromwell LLP) that such action is required in order for the directors to comply with their respective fiduciary duties under applicable law; or

     (e) By WSB, if (1) there has been a significant decline in the price of Umpqua Common Stock, measured by the Umpqua Measuring Price, (2) such decline is not proportionate relative to the Index, (3) WSB delivers written notice to Umpqua of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event and (4) Umpqua does not elect to pursue a Decline Adjustment as set forth below; provided, however, that, if Umpqua effects a stock dividend, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Umpqua Measuring Price is determined, the provisions of this Section 11.1(e) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of WSB. For purposes hereof, the following terms have the following meanings:

                    (i) "Index" means the NASDAQ Bank Index.

                    (ii) "Initial Index" shall mean 3,126.17.

                    (iii) "Final Index" shall mean the average of the closing prices of the Index for the Umpqua Measuring Period.

                    (iv) "Minimum Adjustment Price" means $22.59, which represents 80% of the Umpqua Initial Price.

                    (v) A "significant decline" shall be deemed to have occurred if the Umpqua Measuring Price is less than the Minimum Adjustment Price.

                    (vi) A decrease is not "proportionate relative to the Index" if the quotient obtained by dividing the Umpqua Measuring Price by the Umpqua Initial Price is less than the quotient obtained by dividing the Final Index by the Initial Index and subtracting 0.10 from the quotient. (vii) "Umpqua Initial Price" means $28.24.

                    (viii) "Umpqua Measuring Period" means the fifteen day trading day period ending on the fifth business day prior to the Effective Date.

                    (ix) "Umpqua Measuring Price" means the average closing price of Umpqua Common Stock on NASDAQ over the Umpqua Measuring Period.

Notwithstanding any decrease in the price of Umpqua Common Stock, as set forth in this Section 11.1(e), WSB shall not be entitled to terminate this Agreement pursuant to this Section 11.1(e) if Umpqua elects, no later than the close of business on the second succeeding Business Day after the close of the Umpqua Measuring Period, to adjust the Exchange Ratio (a "Decline Adjustment") such that the Exchange Ratio shall equal the number derived by multiplying the unadjusted Exchange Ratio times the quotient obtained by dividing the Minimum Adjustment Price by the Umpqua Measuring Price.

     (f) By WSB or Umpqua, acting through its Board of Directors, if any Order permanently restraining, enjoining or otherwise prohibiting consummation of any of the Mergers shall become final and non-appealable (whether before or after the approval by the shareholders of WSB or Umpqua).

     (g) By either party if (i) WSB shareholders fail to approve the principal terms of this Agreement at a meeting held pursuant to Section 6.10 or any adjournments or postponements thereof or (ii) Umpqua shareholders fail to approve this Agreement, the Holding Company Plan of Merger or the issuance of shares of Umpqua Common Stock contemplated hereby at a meeting held pursuant to Section 7.8 or any adjournments or postponements thereof.

11.2	Effect of Termination.

     11.2.1 In the event this Agreement is terminated pursuant to Section 11.1(a) or 11.1(b),  11.1(e) or 11.1(f), this Agreement shall become wholly void and of no further force and effect and there shall be no liability on the part of any party or its respective Board of Directors as a result of such termination or abandonment.

     11.2.2 If this Agreement is terminated by WSB or Umpqua pursuant to Section 11.1(g)(i) (provided that no failure of any covenant, condition, representation or warranty on the part of Umpqua or within the reasonable control of WSB shall have proximately caused the failure of WSB shareholders to have approved the principal terms of this Agreement), by Umpqua pursuant to Section 11.1(c) or by WSB pursuant to Section 11.1(d), then WSB agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $600,000, to be paid within thirty (30) days after Umpqua's request; provided, however, if Umpqua has terminated the Agreement as a result of WSB's willful failure to comply with any material covenant set forth in Section 6, it agrees to pay Umpqua an additional $3,000,000, to be paid within thirty (30) days after Umpqua's request. If this Agreement is terminated pursuant to Section 11.1(g)(i) or Section 11.1(d), or by Umpqua pursuant to Section 11.1(c) and WSB enters into an Alternative Acquisition Transaction prior to the date that is 12 months from the date of termination and such Alternative Acquisition Transaction had been proposed prior to the date of the WSB shareholder meeting in the case of termination pursuant to Section 11.1(g)(i) or prior to the date of termination in the case of termination pursuant to Section 11.1(c) or 11.1(d); and provided that in any of such events if, at the time of WSB's shareholder meeting there was no material failure by Umpqua to comply with the covenants set forth in Section 7 and to satisfy the conditions set forth in Section 9.1 (if the shareholders of Umpqua shall have met by the date of the termination) and Sections 9.7 and 9.9, then WSB will, within thirty (30) days after Umpqua's request, pay Umpqua the sum of $14,000,000 (reduced by any amounts paid or payable pursuant to the first sentence of this paragraph). This Section 11.2.2 shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the first sentence, and Umpqua specifically waives the protections of any other legal or equitable remedies that otherwise might be available to Umpqua.

     11.2.3 If this Agreement is terminated by Umpqua or WSB pursuant to Section 11.1(g)(ii) (provided that no failure of any covenant, condition, representation or warranty on the part of WSB or within the reasonable control of Umpqua shall have proximately caused the failure of Umpqua shareholders to have approved the Agreement, the Holding Company Plan of Merger or the issuance of shares of Umpqua Common Stock contemplated hereby) or by WSB pursuant to Section

11.1(c), then Umpqua agrees to pay to WSB its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $600,000; provided, however, if WSB has terminated the Agreement as a result of Umpqua's willful failure to comply with any material covenant set forth in Section 7, it agrees to pay WSB an additional $3,000,000. This Section 11.2.3 shall be the sole remedy in favor of WSB for termination of this Agreement pursuant to the sections named in the first sentence, and WSB specifically waives the protections of any other legal or equitable remedies that otherwise might be available to WSB.

     11.3 Documents from WSB. In the event of termination of this Agreement, Umpqua will promptly deliver to WSB all originals and copies of documents and work papers obtained by Umpqua from WSB, whether so obtained before or after the execution hereof.

     11.4 Documents from Umpqua. In the event of termination of this Agreement, WSB will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by WSB from Umpqua, whether so obtained before or after the execution hereof.

12.	Miscellaneous Provisions.

    12.1 Amendment or Modification. Prior to the Effective Date, this Agreement and the Plans  of Merger may be amended or modified, either before or after approval by the shareholders of WSB and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective Boards of Directors, except to the extent shareholder approval is required under applicable law.

     12.2 Public Statements. No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld. The consent provided for in this Section 12.2 shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations. The provisions of this Section 12.2 shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plans of Merger.

     12.3 Confidentiality. Each party shall treat the non-public information that it obtains from the other parties to this Agreement in accordance with the Confidentiality Agreement.

     12.4 Waivers and Extensions. Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plans of Merger, other than those required by law. No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance. No such waiver shall require the approval of the shareholders of any party.

     12.5 Expenses. Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plans of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

     12.6 Financial Advisors. Each of Umpqua and WSB is solely responsible for the payment of its own financial advisor fees.

     12.7 Binding Effect, No Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     12.8 Representations and Warranties. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall expire as of the Effective Date.

     12.9 Remedies. Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

     12.10 No Benefit to Third Parties. Except for Sections 7.12 and 7.13, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof. Claims of WSB shareholders receiving Umpqua Common Stock are limited to their rights under applicable federal and state securities law. Representations, warranties and covenants of Umpqua herein are for the benefit of WSB only and expire as of the Effective Date.

     12.11 Notices. Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

If to Umpqua:
Umpqua Holdings Corporation
One SW Columbia Street, Suite 1200
Portland, Oregon 97258
Attn: Raymond P. Davis, CEO
Fax: (971) 544-3750
Copies of Notices to Umpqua to:
Kenneth E. Roberts
Foster Pepper Tooze LLP
601 SW Second Avenue
Portland, OR 97204-3223
Fax: (800) 601-9234

If to WSB:
Western Sierra Bancorp 4080 Plaza Goldorado Circle Cameron Park, California Attn: Gary Gall or Patrick J. Rusnak Fax: (916) 677-5751

Copies of Notices to WSB to: Patrick S. Brown Sullivan & Cromwell LLP, Suite 2100 1888 Century Park East Los Angeles, California 90067 Fax: (310) 712-8800

     Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this Section 12.11.

     12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

     12.13 Entire Agreement. This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein, constitutes the entire agreement between the parties with respect to the Mergers and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

     12.14 Headings. The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

     12.15 Counterparts. At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

     12.16 Restrictions On Transfer. Umpqua will not deliver any Umpqua Common Stock to any shareholder who, in the opinion of counsel for Umpqua, is or may be an "affiliate" (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of WSB, except upon receipt by Umpqua of a letter or other written commitment from that shareholder to comply with Rule 145 as promulgated by the SEC, in a form reasonably acceptable to its counsel.

     12.17 Material Change. As used in this Agreement, a "Material Adverse Effect" means, with respect to Umpqua or WSB, any effect, circumstance, occurrence or change that (i) is material and adverse to the financial position, results of operations or business of Umpqua and Umpqua Subsidiaries taken as a whole or WSB and WSB Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of either Umpqua or WSB, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that a material adverse effect or change shall not be deemed to include the impact of: (a) changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities; (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally; (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP; (d) actions taken or not taken by WSB in compliance with Schedule 6.13; (e) any failure by WSB and the WSB Banks or Umpqua and Umpqua Bank, as the case may be, to meet any published analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect; (f) a decline in the price of the shares of WSB or Umpqua Common Stock on NASDAQ; provided, that, the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a

Material Adverse Effect; (g) changes in economic conditions affecting financial institutions generally or that are the results of acts of war or terrorism; provided, further, that, with respect to clauses (a), (b), and (g), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) WSB and the WSB Banks or Umpqua and Umpqua Bank, as the case may be, or (ii) significantly disproportionately adversely affect WSB and the WSB Banks or Umpqua and Umpqua Bank, as the case may be, compared to other companies of similar size operating in the banking industry in which WSB and the WSB Banks or Umpqua and Umpqua Bank operate.

12.18 Survival. The agreements of Umpqua contained in Section 2, Section 7.11, 7.12 and Section 7.13 of this Agreement shall survive the consummation of the Merger. Section 11 and Section 12 of this Agreement and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION	WESTERN SIERRA BANCORP

By: /s/ Raymond P. Davis Raymond P. Davis, President and Chief Executive Officer	By: /s/ Gary D. Gall Gary D. Gall, President and Chief Executive Officer

By: /s/ Steven L. Philpott Steven L. Philpott, Executive Vice President, General Counsel and Secretary	By: /s/ Patrick J. Rusnak Patrick J. Rusnak, Executive Vice President, Chief Operating Officer and Assistant Secretary

[signatures continued on following page]

Signature Page

UMPQUA BANK	WSB BANKS
AUBURN COMMUNITY BANK

By:	By:
Raymond P. Davis, President and Chief	Jeff Birkholz, President and Chief Executive
Executive Officer	Officer

By:	By:
Steven L. Philpott, Secretary	Secretary

CENTRAL CALIFORNIA BANK

By:
Clyde Frederick Rowden, President and
Chief Executive Officer

By:
Secretary

LAKE COMMUNITY BANK

By:
Douglas A. Nordell, President and Chief
Executive Officer

By:
Secretary

WESTERN SIERRA NATIONAL BANK

By:
Kirk N. Dowdell, President and Chief
Executive Officer

By:
Secretary

Signature Page

Exhibit A

Holding Company Plan of Merger

Exhibit B

Bank Plan of Merger

Exhibit C

Voting, Non-Competition and Non-Solicitation Agreement

Exhibit D

Rule 145 Affiliate Letter